UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Biocept, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2014

Dear Stockholders:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders, or the Annual Meeting, which will be held at the offices of Biocept, Inc., located at 5810 Nancy Ridge Drive, San Diego, California 92121, on June 12, 2014, at 10 a.m. local time.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect two Class I directors for a three-year term to expire at the 2017 annual meeting of stockholders.

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To transact any other business that may be properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

All of our stockholders of record as of May 12, 2014, are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal 1 and FOR the ratification of the appointment of our independent registered public accounting firm as provided in Proposal 2.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and cast your vote by completing, signing and dating the enclosed proxy card and returning it to us promptly. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors

Sincerely,

Michael W. Nall

President and Chief Executive Officer

San Diego, California

April 29, 2014

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

PROXY STATEMENT FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2014

Our board of directors is soliciting proxies for use at our 2014 annual meeting of stockholders, or the Annual Meeting, to be held on June 12, 2014, at 10 a.m., local time, at the offices of Biocept, Inc., located at 5810 Nancy Ridge Drive, San Diego, California 92121. Biocept, Inc. is sometimes referred to herein as “we”, “us”, “our” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see the response to the question entitled “Whom shall I contact with other questions?” below.

Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

Q:	When and where will the Annual Meeting be held?

A:	You are invited to attend the Annual Meeting on June 12, 2014, at 10 a.m., local time. The Annual Meeting will be held at our corporate offices located at 5810 Nancy Ridge Drive, San Diego, California 92121.

Q:	Why did I receive these proxy materials?

A:	We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the Annual Meeting because you owned our common stock at the close of business on May 12, 2014, which is the record date for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares as described in the response to the question entitled “How can I vote my shares” below and as described elsewhere in this Proxy Statement.

Along with this proxy statement, we are also sending our 2013 fiscal year annual report, which includes our financial statements. We intend to begin mailing this Proxy Statement, the attached notice of annual meeting and the enclosed proxy card on or about May 12, 2014, to all stockholders of record entitled to vote at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 12, 2014

Electronic copies of this proxy statement and our annual report are available under the Investor Relations, Financial Information section of our website at www.biocept.com.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals to be voted on at the Annual Meeting, and our board of directors’ voting recommendations with respect to each, are as follows:

Proposal	Board’s Voting Recommendation

1.      Election of Directors (Proposal 1): The election of two Class I directors to serve a three-year term. Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated and recommends for re-election as Class I directors the following persons:

•    Bruce E. Gerhardt

•    Edward Neff

For

2.      Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2014.

For

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment. Michael W. Nall and William Kachioff the designated proxyholders, are members of our management.

Q:	Who may vote at the Annual Meeting?

A:	If you owned our common stock on May 12, 2014, the record date for the Annual Meeting, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On the date of this Proxy Statement, there are 4,449,594 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:	We need a quorum of stockholders in order to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote as of the record date, or 2,224,798 shares, are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:	What vote is required to approve each proposal?

A:	Election of Directors (Proposal 1): Directors will be elected by a plurality of the votes cast, so the three director nominees who receive the most votes will be elected.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Mayer Hoffman McCann P.C.as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Q:	What is the difference between a “stockholder of record” and a “beneficial owner”?

A:	You are considered to be a stockholder of record if your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, on the record date.

If, however, your shares are held in a brokerage account or by a bank or other agent, and not in your name, you are considered to be the beneficial owner of shares held in street name.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record, you have the right to vote in person at the Annual Meeting. When you arrive at the Annual Meeting, you may request a ballot.

If you are the beneficial owner of shares held in street name, you are welcome to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you bring with you a proxy from the broker, bank or other agent that holds your shares, giving you the right to vote at the Annual Meeting.

Admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the entity that holds your shares with specific voting instructions, the entity that holds your shares may generally vote at its discretion on “routine” matters. However, if the entity that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. This is generally referred to as a “broker non-vote.”

Q:	Which proposals in this Proxy Statement are considered “routine” or “non-routine” matters?

A:	The election of directors (Proposal 1) is considered a non-routine matter under applicable rules. As a result, a broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes on Proposal 1.

The ratification of the appointment of Mayer Hoffman McCann P.C.as our independent registered public accounting firm (Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote without instructions on this matter, so there will not be any broker non-votes in connection with Proposal 2.

Q:	What is the effect of abstentions and broker non-votes?

A:	Shares held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote. The election of directors (Proposal 1) will be determined by a plurality of votes cast, so abstentions on this proposal will not have an effect on the outcome of this vote. The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm (Proposal 2) requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, so abstentions on this proposal will have the same effect as a vote against this proposal.

A broker non-vote occurs when a broker, bank or other agent holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum. The election of directors (Proposal 1) is considered a non-routine matter and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm (Proposal 2) is considered a routine matter on which a broker, bank or other agent has discretionary authority to vote, so there will not be any broker non-votes in connection with this proposal.

Q:	How can I vote my shares?

A:	With respect to the election of directors (Proposal 1), you may either vote “For” all director nominees or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm (Proposal 2), you may vote “For” or “Against” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the Annual Meeting or using the accompanying proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and you may request a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions in the proxy card received from your broker, bank or other agent or complete, sign and return the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included in their materials, or contact your broker, bank or other agent to request a proxy form.

Q:	How may I revoke or change my vote after submitting my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Stockholder of Record

If you are a stockholder of record, you may revoke your proxy in one of the four following ways:

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: William Kachioff; or

•	you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy or change your vote).

Your most current proxy card will be the one that is counted at the Annual Meeting.

Beneficial Owner

If you are a beneficial owner of shares, you may revoke your proxy by following instructions provided by your broker, bank or other agent.

Q:	What are the costs of soliciting these proxies?

A:	We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email, but will be paid no additional compensation for these services. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe that the cost of any such proxy solicitor will be material. We may reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding these proxy materials to their principals and to obtain authority to execute proxies.

Q:	Where can I find voting results of the Annual Meeting?

A:	In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

Q:	Whom should I contact with other questions?

A:	If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Bill Kachioff, Telephone: (858) 320-8200.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

We currently have eight members of our board of directors. Under our charter and bylaws, our board is divided into three classes, as follows:

•	Class I, which consists of Bruce E. Gerhardt and Edward Neff, whose terms will expire at the Annual Meeting;

•	Class II, which consists of Marsha A. Chandler, Bruce A. Huebner and Ivor Royston, whose terms will expire at our 2015 annual meeting of stockholders;

•	Class III, which consists of David F. Hale, Michael W. Nall and M. Faye Wilson, whose terms will expire at our 2016 annual meeting of stockholders.

Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Directors may only be removed with cause by the affirmative vote of a majority of the shares then entitled to vote upon an election of directors. Because only one-third of our directors will be elected at each annual meeting of stockholders, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of our board of directors. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

Election of Directors

At the Annual Meeting, our stockholders are being asked to vote for the Class I director nominees listed below to serve on our board of directors until our annual meeting in 2017 and until each of their successors has been elected and qualified, or until such director’s death, resignation or removal. Each of these nominees is a current member of our board of directors, whose term expires at the Annual Meeting. Each of these nominees has consented to serve, if elected.

Provided that a quorum of stockholders is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

If no contrary indication is made, proxies will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, for any nominee who is designated by our board of directors to fill the vacancy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES

Nominees for Director

The following table lists the persons recommended by the nominating and corporate governance committee of our board of directors and nominated by our board of directors to be elected as directors, including relevant information as of April 2, 2014 regarding their age, business experience, qualifications, attributes, skills and other directorships:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2017 Annual Meeting of Stockholders

(Class I Directors)

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Bruce E. Gerhardt, CPA Age: 63 Director since: 2010	Director Member, Audit Committee

Mr. Gerhardt has been self-employed, practicing as a Certified Public Accountant, since 1986. He is also a tax and business advisor providing tax compliance for small businesses and upper income individuals. He earned his Bachelor of Arts Degree from the University of Southern California in 1973 and is a member of the American Institute of Certified Public Accountants.

We selected Mr. Gerhardt to serve on our board of directors due to his experience and expertise in financial accounting and auditing. Mr. Gerhardt also serves as a member of our audit committee.

Edward Neff Age: 63 Director since: 2006	Director Member, Audit Committee

Since 1990, Mr. Neff has been the Chief Executive Officer of Systems, Machines, Automation Components Corporation (also known as SMAC), a manufacturer of moving coil electric actuators.

Mr. Neff has received over 25 United States patents relating to robotics and precise automation. He is a graduate of the University of Michigan.

We selected Mr. Neff to serve on our board of directors due to his experience and expertise in business management and in automated systems. Mr. Neff also serves as a member of our audit committee.

Mr. Neff is an uncle of our Chief Executive Officer, President and director Michael W. Nall.

Members of Our Board of Directors

The following table lists the members of our board of directors that are continuing in office, including relevant information as of April 2, 2014 regarding their age, business experience, qualifications, attributes, skills and other directorships:

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2015 Annual Meeting of Stockholders

(Class II Directors)

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Marsha A. Chandler Age: 69 Director since: 2013	Director Chair, Nominating and Corporate Governance Committee

Dr. Chandler has been the Executive Vice President/Chief Operating Officer of the Salk Institute for Biological Studies since 2007. She manages approximately 1,000 scientific and administrative personnel and oversees all institutional fiscal, administrative and fund-raising activities. From 1997 to 2007 she served as Senior Vice Chancellor for Academic Affairs at the University of California, San Diego, where she was the chief academic officer responsible for the policies and decisions relating to all academic programs and faculty appointments and performance. She served as Acting Chancellor from 2003-04 and holds an appointment as Professor of Political Science in the Graduate School of International Relations and Pacific Studies at UCSD.

Dr. Chandler is a Fellow of the Royal Society of Canada, the highest academic honor bestowed in that country. She received her Ph.D. from The University of North Carolina at Chapel Hill.

We selected Dr. Chandler to serve on our board of directors due to her experience in organizational management and her stature in the life sciences community. Dr. Chandler also serves as chair of our nominating and corporate governance committee.

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Bruce A. Huebner Age: 63 Director since: 2013	Director Member, Compensation Committee

Mr. Huebner is currently and has been since 2004 a managing director of LynxCom Partners LLC, a healthcare consulting firm with a focus on cancer diagnostics and personalized medicine. Since March 2013 he has been Chairman of Vermillion, Inc., a publicly held molecular diagnostics company. He served as Interim Chief Executive Officer and President of Vermillion from November 2012 to March 2013. From October 2009 to June 2010, Mr. Huebner served as President and Chief Executive Officer of TrovaGene, Inc., a developer of molecular diagnostics products. From 2005 to 2008, Mr. Huebner served as President of Osmetech Molecular Diagnostics, obtaining FDA clearance for four molecular diagnostic microarray products and introducing them to the marketplace. From 2002 to 2004, Mr. Huebner was President and Chief Operating Officer of Nanogen, Inc., a publicly held nanotechnology/microarray company. From 1996 to 2002, Mr. Huebner was Executive Vice President and Chief Operating Officer of Gen-Probe Incorporated, a leader in the development of nucleic acid tests.

Mr. Huebner received his Bachelor of Science degree in Chemistry from the University of Wisconsin-La Crosse and completed a graduate school senior executive program at Columbia University.

We selected Mr. Huebner to serve on our board of directors due to his strong background in cancer diagnostics sales, marketing, operations and reimbursement. Mr. Huebner also serves as a member of our compensation committee.

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Ivor Royston, M.D. Age: 68 Director since: 2010	Director Chair, Compensation Committee and Member, Nominating and Corporate Governance Committee

Dr. Royston co-founded Forward Ventures and has served as its Managing Partner since 2000. From 1990 to 2000, he served as founding President and CEO of The Sidney Kimmel Cancer Center and from 1978 to 1990, he was a member of the oncology faculty of the University of California, San Diego. In addition to being a co-founder of Hybritech, Inc., in 1986 he co-founded IDEC Corporation, which later merged with Biogen to form BiogenIdec. Dr. Royston has been instrumental in the formation, financing and development of numerous biotechnology companies, including Applied Molecular Evolution (acquired by Eli Lilly), Corixa (acquired by GlaxoSmithKline), Dynavax, LigoCyte (acquired by Takeda), Morphotek (acquired by Eisai), Sequana Therapeutics (acquired by Celera), TargeGen (acquired by Sanofi-Aventis), and Triangle Pharmaceuticals (acquired by Gilead). He is currently a director of MMRGlobal, Inc., a publicly-traded health records management company. Dr. Royston received his B.A. and M.D. degrees from Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University. In 1997, President Clinton appointed Dr. Royston to a 6 year term on the National Cancer Advisory Board.

We selected Dr. Royston to serve on our board of directors due to his extensive experience with emerging life sciences companies. Dr. Royston also serves as chair of our compensation committee and as a member of our nominating and governance committee.

Term Expiring at the 2016 Annual Meeting of Stockholders

(Class III Directors)

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
David Hale Age: 65 Director since: 2011	Non-executive Chairman, Board of Directors

Mr. Hale was appointed as our Executive Chairman in March 2011. As of and in connection with the closing of our initial public offering on February 10, 2014, Mr. Hale now serves as non-executive Chairman. He is the Chairman and CEO of Hale BioPharma Ventures LLC, a private company focused on the formation and development of biotechnology, specialty pharma, diagnostic and medical device companies. Mr. Hale is a serial entrepreneur who has been involved in the founding and/or development of a number of life sciences technology companies. He was also the Chairman of Santarus, Inc., a specialty biopharmaceutical company, since 2004 and a member of Santarus’ board since 2000, prior to its acquisition in 2014. He also serves as Chairman of Conatus Pharmaceuticals, Inc. He was previously President and CEO of CancerVax Corporation from October 1999 through its merger in May 2006 with Micromet, Inc., when he became Chairman of the combined companies. He is a co-founder and served as Chairman of Somaxon Pharmaceuticals, Inc. before its acquisition by Pernix Therapeutics Holdings, Inc., and as Chairman of SkinMedica, Inc., before its acquisition by Allergan, Inc. He also serves as Chairman of Neurelis, Inc., Coloresciences, Inc., CRISI Medical Systems, Inc. and other private companies. In 1982, after joining Hybritech, Inc., the first monoclonal antibody company, he served as COO, President and then Chief Executive Officer, until Hybritech was acquired by Eli Lilly and Co. in 1986. From 1987 until 1997 he was Chairman, President and CEO of Gensia, Inc., which merged with SICOR to become Gensia Sicor, Inc., which was later acquired by Teva Pharmaceuticals. He was a co-founder and Chairman of Viagene, Inc. from 1987 to 1995, when Viagene was acquired by Chiron, Inc. He was President and CEO of Women First HealthCare, Inc. from late 1997 to June 2000, before joining CancerVax in October 1999. Before joining Hybritech, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a diagnostics division of Becton, Dickinson & Co. and from 1971 to 1980, held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc.

We selected Mr. Hale to serve on and lead our board of directors due to his public and private company board experience as well as his extensive experience with and knowledge of health care issues and the operational activities of life sciences companies.

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Michael W. Nall Age: 51 Director since: 2013	Director, Chief Executive Officer and President

Mr. Nall has over 25 years of healthcare sales and marketing experience, most recently serving at Clarient Diagnostic Services, Inc. in positions of increasing responsibility from 2002 through August 2013, with his last position being General Manager, North American Sales and Marketing. While at Clarient, Mr. Nall was also responsible for leading the team assimilating Clarient into GE Healthcare after Clarient was acquired in 2010.

From 1988 until joining Clarient, Mr. Nall served in the diagnostic and medical device industries in various commercial leadership roles for companies including Impath, American Cyanamid, Maquet Surgical, Strato Medical, Horizon Medical Products and Columbia Vital Systems.

Mr. Nall received a Bachelor of Science degree in Business Administration from Central Missouri State University (now known as the University of Central Missouri).

We selected Mr. Nall to serve on our board of directors due to his experience in the cancer diagnostics business, his expertise in the commercialization of products and services such as ours, his background in reimbursement and operations and his status as our chief executive officer and president.

Mr. Nall is a nephew of our director Edward Neff.

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
M. Faye Wilson Age: 76 Director since: 2009	Director Chair, Audit Committee and Member, Compensation Committee and Nominating and Corporate Governance Committee

Ms. Wilson has been a principal of Wilson Boyles & Co., LLC, a business management and strategic planning consulting firm, since 2003. Ms. Wilson is also a member of the board of directors of BioMed Realty Trust, Inc., a real estate investment trust. She served on the board of directors of Farmers Insurance Group of Companies from 1992 through 1998 and the board of directors of The Home Depot, Inc. from 1991 through 2001. Ms. Wilson was also a senior officer of Home Depot from 1998 through 2002. From 1992 until 1998, Ms. Wilson served in several senior management roles at Bank of America Corporation including Chairman of Security Pacific Financial Services and Executive Vice President and Chief Credit Officer for Bank of America’s National Consumer Banking Group. She earned her Master’s Degrees in International Relations and Business Administration from the University of Southern California and an undergraduate degree from Duke University.

We selected Ms. Wilson to serve on our board of directors due to her extensive experience as a director of public companies, her financial acumen and experience, and her expertise in business strategy. Ms. Wilson also serves as chair of our audit committee, as a member of our compensation committee and as a member of our nominating and governance committee.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has affirmatively determined that Dr. Chandler, Mr. Gerhardt, Mr. Huebner, Mr. Neff, Dr. Royston and Ms. Wilson, or six of our eight directors, meet the definition of “independent director” under the applicable NASDAQ Listing Rules.

Family Relationships

One of our directors, Mr. Neff is an uncle of our Chief Executive Officer, President and director Michael W. Nall.

Agreements with Directors

None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such.

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or director nominees which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Board Leadership Structure

The positions of chairman of the board and chief executive officer are presently separated. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our board of directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance principles do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is conducted primarily through committees of our board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting.

Board and Committee Meetings

During 2013, our board of directors (including the board of directors of our California predecessor company) met 14 times (including telephonic meetings) and took action by written consent two times. Each director attended at least 75% of the meetings held while he or she was a director, either in person or by teleconference. Additionally, each director attended at least 75% of the meetings for each committee on which he or she served.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, we encourage all of our directors to attend.

Executive Sessions

In accordance with the applicable NASDAQ Listing Rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues.

Each of the three standing committees has a written charter that has been approved by our board of directors. A copy of each charter is available on our website at www.biocept.com by selecting the “Investor Relations” icon at the top of the page, followed by the “Corporate Governance” hyperlink.

The current members of each committee are identified in the following table:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David F. Hale (non-executive Chairman)(1)	—	—	—
Marsha A. Chandler	—	—	Chair
Bruce E. Gerhardt, CPA	Member	—	—
Bruce A. Huebner	—	Member	—
Michael W. Nall	—	—	—
Edward Neff	Member	—	—
Ivor Royston, M.D.	—	Chair	Member
M. Faye Wilson	Chair	Member	Member

(1)	Mr. Hale served as Executive Chairman from March 2011 until the closing of our initial public offering on February 10, 2014.

Audit Committee

During 2013, our audit committee met twice. Each of the members of the audit committee has been determined to be an independent director under applicable SEC rules and the applicable NASDAQ Listing Rules. Our board of directors has affirmatively determined that Ms. Wilson is designated as an “audit committee financial expert.”

Our audit committee’s responsibilities include:

•	Oversee the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders and others;

•	Monitor the periodic reviews that are conducted by the Company’s financial and senior management and by the Company’s independent auditors of the adequacy of the Company’s auditing, accounting and financial reporting processes and systems of internal control;

•	Oversee the qualifications, independence and performance of the Company’s independent auditors;

•	Oversee compliance with legal, regulatory and public disclosure requirements; and

•	Facilitate communication among the Company’s independent auditors, the Company’s financial and senior management, and the Board.

Compensation Committee

During 2013, our compensation committee took action by written consent three times but did not meet in person or telephonically. Each of the members of the compensation committee has been determined to be an independent director under the applicable NASDAQ Listing Rules.

Our compensation committee’s responsibilities include:

•	Oversee the Company’s overall compensation programs applicable to executive officers and directors;

•	Oversee the Company’s cash and equity-based compensation plans applicable to all of the Company’s directors, officers and employees;

•	Produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement; and

•	Review and discuss with the Company’s management the tables and narrative discussion regarding executive officer and director compensation to be included in the Company’s annual proxy statement.

Nominating and Corporate Governance Committee

During 2013, our nominating and corporate governance committee did not meet or take action by written consent. Each of the members of the nominating and corporate governance committee has been determined to be an independent director under the applicable NASDAQ Listing Rules.

Our nominating and corporate governance committee’s responsibilities include:

•	Identify individuals qualified to become board members, consistent with criteria approved by the Board, and recommend that the Board select the director nominees for election at each annual meeting of stockholders or to fill vacancies on Board in accordance with the Company’s Bylaws;

•	Recommend to the Board any appropriate changes in the Company’s Code of Ethics, applicable to the Chief Executive Officer and other senior financial officers, and in the Code of Business Conduct, applicable to all Company directors, officers and employees, and in such other corporate governance policies and documents as the Committee determines from time to time, including such policies and documents as the Committee may develop and/or recommend to the Board for approval;

•	Recommend to the Board director nominees for each committee of the Board; and

•	Lead the Board in its annual review of the performance of the Board and any committee thereof, as applicable.

Director Nomination Process

The goal of our nominating and corporate governance committee, which we refer to as the committee for purposes of this section, is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise. The committee’s current selection criteria for prospective nominees, as set forth in the committee’s charter, are as follows:

•	Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;

•	Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, or interfere with the proper performance of his or her responsibilities;

•	Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf. In assessing these qualities, the committee will consider such factors as (i) personal skills and attributes, (ii) expertise in the areas of accounting, marketing, strategy, financial reporting or corporate governance, or (iii) professional experience in diabetes care or the healthcare industry, as well as other factors that would be expected to contribute to an effective board of directors;

•	Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and

•	Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interest or the interest of a particular group.

In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by stockholders, the committee applies the criteria set forth above.

While we do not have a policy regarding board diversity, it is one of a number of factors that the committee takes into account in identifying nominees.

The committee believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

The committee currently has a policy of evaluating nominees recommended by stockholders in the same manner as it evaluates other nominees. We do not intend to treat stockholder recommendations in any manner different from other recommendations. Under our amended and restated bylaws, stockholders wishing to propose a director nominee should send the required information to our corporate secretary. We have not received director candidate recommendations from our stockholders.

Codes of Conduct and Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer and other senior financial officers (our Chief Financial Officer, Vice President of Finance and other senior financial officers performing similar functions), which is designed to meet the requirements of Item 406 of Regulation S-K. We have also adopted a code of ethics that applies to all of our employees, officers and directors, which is designed to meet the requirements of the applicable NASDAQ Listing Rules. Each of these documents is available on our website at www.biocept.com by selecting the “Investor Relations” icon at the top of the page, followed by the “Corporate Governance” hyperlink.

Stockholder Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors, as a whole, may send such communication to: Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Chief Financial Officer. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address to the attention of such individual director. We will promptly forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director.

DIRECTOR COMPENSATION

In December 2010, our board of directors approved a resolution that each year on January 1, each non-employee director (with the exception of Mrs. Reiss and Mr. Neff) shall be automatically granted an annual restricted stock unit (“RSU”) award under our 2007 Equity Incentive Plan covering a number of shares of common stock equal to 0.25% of our fully diluted outstanding capital stock as of the December 31 immediately preceding the applicable grant date of the RSUs. The RSU awards due to be granted on January 1, 2013 were not granted. Instead, on July 31, 2013, RSU awards for 8,735 shares of common stock with a grant date fair value of $45,247 were granted to each of Mr. Gerhardt, Mr. Neff and Dr. Royston and an RSU award for 14,285 shares of common stock with a grant date fair value of $73,996 was granted to Ms. Wilson under our 2013 Equity Incentive Plan. The share amounts for the RSU awards were determined by dividing the award value by $5.18, which was the estimated fair value of our common stock on the date of grant. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of the awards granted to each of Mr. Gerhardt, Mr. Neff and Dr. Royston was estimated to be $48,920, and the grant date fair value of the award granted to Ms. Wilson was estimated to be $80,000. The RSU awards vested in equal monthly installments over 5 months beginning August 1, 2013. The shares underlying the 2013 awards will be distributed no later than August 24, 2014.

On July 31, 2013, option awards exercisable into 17,857 shares of common stock with a grant date fair value of $80,814 were granted to each of Dr. Chandler and Mr. Huebner under our 2013 Equity Incentive Plan. The exercise price of these awards of $5.18 per share is equal to the estimated fair value of our common stock on the date of grant. The share amounts for the option awards were determined by dividing the award value by $4.53, which is the fair value of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes pricing model. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of common stock was estimated to be $5.60 per share. The assumptions used in the Black-Scholes pricing model include a volatility of 105.0%, a risk free interest rate of 1.69%, a dividend yield of 0.00%, and an expected term of 6.02 years. The option awards vest in equal monthly installments over 48 months beginning August 1, 2013 with a term of 10 years.

The following table reflects all compensation awarded to, earned by or paid to the non-employee directors during 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Restricted Stock Awards ($)(2)	Total ($)
Marsha A. Chandler(3)	—	$80,814	—	$80,814
Edward A. Dennis, Ph. D.(4)	—	—	—	—
Bruce E. Gerhardt	—	—	$48,920	$48,920
Bruce A. Huebner(3)	—	$80,814	—	$80,814
Edward Neff	—	—	$48,920	$48,920
Daniel H. Petree(4)	—	—	—	—
Claire K.T. Reiss(4)	—	—	—	—
Ivor Royston, M.D.	—	—	$48,920	$48,920
M. Faye Wilson	—	—	$80,000	$80,000

(1)	During 2013, we did not pay any cash compensation to our non-employee directors.
(2)	The amounts in the “Option Awards ($)” and “Restricted Stock Awards ($)” columns reflect the grant date fair values of stock option and RSU awards, respectively, granted during the year. These amounts are determined in accordance with the provisions of FASB ASC Topic 718, rather than an amount paid to or realized by the director. For a description of these stock option and RSU awards, see the first and second paragraphs of this “Director Compensation” section.
(3)	Dr. Chandler and Mr. Huebner were appointed to our board of directors in July and September 2013, respectively.
(4)	Dr. Dennis and Mr. Petree resigned from our board of directors in January 2013, and Mrs. Reiss resigned from our board of directors in August 2013.

In 2013 our board of directors adopted a resolution that, beginning at the closing of our initial public offering, the previous non-employee directors automatic grant program would be terminated and, instead, non- employee members of our board of directors would be eligible to automatically receive annual cash and equity compensation, as follows:

•	Annual Retainer. For service as a director: an annual cash retainer of $15,000.

•	Board Chair. For service as Board Chair: an annual cash retainer of $85,000 (in addition to an annual cash retainer of $15,000 as a director), plus an annual grant of an option to purchase 50,000 shares of common stock.

•	Lead Independent Director. For service as Lead Independent Director: an annual cash retainer of $20,000 (inclusive of the annual cash retainer of $15,000 as a director), plus an annual grant of an option to purchase 20,000 shares of common stock.

•	Audit Committee.

•	For service as Chair of the audit committee: an annual grant of an option to purchase 7,500 shares of common stock.

•	For service as member of the audit committee other than as its Chair: an annual grant of an option to purchase 3,000 shares of common stock.

•	Compensation Committee.

•	For service as Chair of the compensation committee: an annual grant of an option to purchase 5,000 shares of common stock.

•	For service as member of the compensation committee other than as its Chair: an annual grant of an option to purchase 2,000 shares of common stock.

•	Nominating and Corporate Governance Committee.

•	For service as Chair of the nominating and corporate governance committee: an annual grant of an option to purchase 3,000 shares of common stock.

•	For service as member of the nominating and corporate governance committee other than as its Chair: an annual grant of an option to purchase 1,500 shares of common stock.

•	Initial Post-IPO Equity Award. For each non-employee director serving at the time of the closing of our initial public offering: an annual grant of an option to purchase 20,000 shares of common stock.

•	Initial Awards. For each non-employee director who is initially elected or appointed to the board after the closing of our initial public offering: an annual grant of an option to purchase 20,000 shares of common stock.

•	Subsequent Awards.

•	For each non-employee director who (i) has been serving on the board for at least 6 months as of the date of any annual meeting of our stockholders and (ii) will continue to serve as a non-employee director immediately following such meeting: an option to purchase 15,000 shares of common stock.

•	For each non-employee director who (i) has been serving as Chair of the board for at least 6 months as of the date of any annual meeting of our stockholders and (ii) will continue to serve as Chair of the board immediately following such meeting: an additional option to purchase 50,000 shares of common stock.

The annual cash retainers shall be earned and paid on a calendar quarterly basis, subject to proration in the case of service during only a portion of a calendar quarter.

The per share exercise price of each option granted under this program shall equal the fair market value of a share of common stock on the date the option is granted. Each such stock option shall vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to continuing in service on the board through each such vesting date; provided, that each Subsequent Award shall vest and/or become exercisable on the first anniversary of the date of grant, subject to continuing in service on the board through such vesting date; and provided further, that all stock options under the program shall vest in full upon the occurrence of a change in control.

The term of each such stock option shall be 10 years from the date the option is granted. Upon a non-employee director’s cessation of service on the board for any reason, his or her stock options granted under this program would, to the extent vested on the date of cessation of service, remain exercisable for 12 months following the cessation of his or her service on the board (or such longer period as the board may determine in its discretion on or after the date of such stock options).

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our audit committee has appointed Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2014. Although not required by applicable law, or our charter or bylaws, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accountants. Mayer Hoffman McCann P.C. has audited our financial statements since 2012.

We expect that representatives of Mayer Hoffman McCann P.C. will be present at the Annual Meeting, and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of Mayer Hoffman McCann P.C. will have an opportunity to make a statement if they so desire.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Mayer Hoffman McCann P.C. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against the proposal. Broker non-votes will be counted toward a quorum but not counted for any purpose in determining whether this proposal has been approved.

If our stockholders fail to ratify the appointment of Mayer Hoffman McCann P.C., our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL

AUDIT AND ALL OTHER FEES

The following table presents the fees billed to us for professional services related to the years ended December 31, 2013 and 2012 by Mayer Hoffman McCann P.C. and its affiliate, CBIZ MHM, LLC:

	2013	2012
Audit Fees(1)	$271,400	$35,000
Audit-Related Fees	—	—
Tax Fees(2)	11,722	—
All Other Fees(3)	—	—

Total	$283,122	$35,000

(1)	Audit Fees consist of fees billed for professional services performed by Mayer Hoffman McCann P.C., including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements and review of our registration statement on Form S-1 and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees consist of fees for tax compliance services rendered in 2013 for the years ended December 31, 2009 through 2013, billed by Mayer Hoffman McCann P.C.’s affiliate, CBIZ MHM, LLC, including out-of-pocket expenses. Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., including CBIZ MHM, LLC, in an alternative practice structure.
(3)	All Other Fees consist of fees for other permissible work not included within the above category descriptions.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Mayer Hoffman McCann P.C., and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit- related services, tax services and other services. Our audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

AUDIT COMMITTEE REPORT

The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with Mayer Hoffman McCann P.C. , which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 16, “Communication with Audit Committees” (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012) of the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with Mayer Hoffman McCann P.C. , its independence from management and the Company, has received from Mayer Hoffman McCann P.C. the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

We have met with Mayer Hoffman McCann P.C. to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Mayer Hoffman McCann P.C. , as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Mayer Hoffman McCann P.C. were held with and without management present. Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. We and the Company’s board of directors also recommended, subject to stockholder approval, the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

AUDIT COMMITTEE

M. Faye Wilson, Chair

Bruce E. Gerhardt

Edward Neff

EXECUTIVE OFFICERS

Our executive officers, and their respective ages and positions with us as of April 2, 2014, are as follows:

Name	Age	Position
Michael W. Nall	51	President, Chief Executive Officer and Director
Lyle J. Arnold, Ph.D.	67	Senior Vice-President of Research & Development, Chief Scientific Officer
Farideh Z. Bischoff, Ph.D.	49	Vice-President Translational Research and Clinical Development
William G. Kachioff	48	Senior Vice-President of Finance and Chief Financial Officer

Mr. Nall’s biography can be found under the heading “Proposal 1—Election of Directors.”

Lyle J. Arnold, Ph. D. joined us as Senior Vice President and Chief Scientific Officer in 2011. Before then, he consulted for us from May 2010 to April 2011. He is a biotechnology executive, entrepreneur, and developer of innovative technologies covering therapeutics, molecular diagnostics, and genomics. Dr. Arnold also serves as President of Aegea Biotechnologies, Inc., which he founded in 2010 to acquire, develop, and commercialize next generation nucleic acid technologies. Previously he was Vice President, Research at Gen-Probe Incorporated from September 2003 to October 2009. During the time between departing from Gen-Probe and joining us, Dr. Arnold worked as a consultant for various entities through Lyle Arnold Consulting LLC, and started Aegea Biotechnologies in February 2010. He has also held senior scientific and management positions at Molecular Biosystems (co-founder), Genta, Synteni, Incyte Genomics, and Oasis Biosciences (co-founder), where he was President and Chief Scientific Officer from October 2001 to September 2003. In addition, Dr. Arnold was a faculty member of the UCSD School of Medicine and a member of the UCSD Cancer Center. Dr. Arnold is an inventor or co-inventor on 39 issued U.S. patents and more than 140 issued and pending patents worldwide. He is the principal inventor of the chemiluminescent Hybridization Protection Assay (HPA) and associated technologies, core to Gen-Probe assays that have generated more than $5 billion in product revenue. In addition, he has authored more than 50 scientific publications. Dr. Arnold serves on the board of directors of Asuragen, a rapidly emerging biotechnology company in Austin, Texas, as well as on the board of Aegea.

He received a B.S. in Chemistry from the University of California at Los Angeles and a Ph.D. in Chemistry/Biochemistry from the University of California at San Diego.

Farideh Z. Bischoff, Ph. D. joined us in 2007 as Director of Translational Research and Development and has been Vice President, Translational Research and Clinical Development since 2011. From 1994 to 2007, she was a full-time faculty member in the Department of Obstetrics/Gynecology at Baylor College of Medicine. An expert in clinical cytogenetics and molecular human genetics, she has conducted research and focused on clinical assays relevant to non-invasive (prenatal) genetic testing and more recently cancer screening and surveillance. Dr. Bischoff has been a key investigator in a multi-center NIH/NICHD funded study focused on establishment of protocols and investigations into the clinical utility of circulating rare fetal cells as well as cell-free DNA/RNA for noninvasive prenatal genetic diagnosis. She was also charged with establishment and supervision of the molecular cytogenetic pre-implantation genetic diagnostic (PGD) program at Baylor College of Medicine.

She holds a Ph.D. in Cancer Biology from University of Texas Graduate School for Biomedical Sciences, with postdoctoral training at the MD Anderson Cancer Center and Baylor College of Medicine. Her graduate thesis project directly contributed to the discovery of germline p53 mutations in Li-Fraumeni cancer patients. Dr. Bischoff has published numerous peer-reviewed papers and book chapters.

William G. Kachioff joined us as Senior Vice President and Chief Financial Officer in August 2011, is experienced in corporate finance, investor relations, corporate governance and manufacturing accounting and systems. He has over twenty years of experience in the life science industry, having most recently served as Vice President and Chief Financial Officer at Althea Technologies, Inc., a pharmaceutical contract manufacturer, from 2009 to 2011. From 2007 to 2009 he was a CFO Partner with Tatum LLC, a national Executive Services firm, where he served a variety of life science industry clients in senior financial management roles. From 2002 to 2005, Mr. Kachioff was Chief Financial Officer at MicroIslet, a publicly traded biotechnology company developing cell transplant therapies for insulin dependent diabetes. From 1999 to 2001, he was Director of Finance at Cutera where he helped prepare the company for the commercial launch of its first product and its initial public offering. Mr. Kachioff has also served in a variety of financial management roles at Coulter Pharmaceutical, Vivus and Abbott Laboratories. He began his professional career as an auditor with Deloitte LLP.

Mr. Kachioff has a B.S. in Management from the University at Buffalo, State University of New York with concentrations in Accounting and Information Systems. He is a member of the American Institute of Certified Public Accountants and the Association of Bioscience Financial Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 2, 2014 by:

•	each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 1, 2014 which is 60 days after April 2, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Claire K. T. Reiss(1)	2,041,807	44.1%

Named Executive Officers, Executive Officers and Directors:
David F. Hale(2)	268,050	5.8%
Marsha A. Chandler(3)	11,297	*
Bruce E. Gerhardt(4)	30,416	*
Bruce A. Huebner(5)	2,976	*
Michael W. Nall(6)	28,570	*
Edward Neff(7)	240,348	5.3%
Ivor Royston, M.D.(8)	38,647	*
M. Faye Wilson(9)	37,941	*
Lyle J. Arnold, Ph. D.(10)	27,993	*
Farideh Z. Bischoff, Ph. D.(11)	26,303	*
William G. Kachioff(12)	25,246	*
All Executive Officers and Directors as a Group (11 persons)	737,787	14.9%

*	denotes less than 1%.
(1)	The number of shares currently beneficially owned includes outstanding shares held by various family trusts and Reisung Enterprises, Inc., a private corporation controlled by Mrs. Reiss. The calculation of the percentage of shares beneficially owned also includes 184,052 shares for which common stock warrants held by various family trusts and Reisung Enterprises, Inc., a corporation controlled by Mrs. Reiss, are exercisable at a price of $10.00 per share, the price of our common stock sold in our initial public offering. The address of Mrs. Reiss is 9675 La Jolla Farms Road, La Jolla, California 92037.

(2)	Includes 70,816 shares of common stock underlying stock options and 73,985 shares of common stock underlying restricted stock awards. Includes shares held by Hale BioPharma Ventures LLC, which is controlled by Mr. Hale, and shares held by the Hale Family Trust, which is controlled by Mr. Hale as co-trustee. The calculation of the percentage of shares beneficially owned also includes 58,476 shares for which common stock warrants held by Hale BioPharma Ventures LLC are exercisable at a price of $10.00 per share, the price of our common stock sold in our initial public offering.
(3)	Includes 3,720 shares of common stock underlying stock options. The number of shares currently beneficially owned also includes outstanding shares held by a family trust affiliated with Dr. Chandler. The calculation of the percentage of shares beneficially owned includes 2,500 shares for which common stock warrants held by Dr. Chandler are exercisable at a price of $10.00 per share, the price of our common stock sold in our initial public offering.
(4)	Includes 2,509 shares of common stock underlying stock options and 19,658 shares of common stock underlying restricted stock awards. The calculation of the percentage of shares beneficially owned also includes 3,000 shares for which common stock warrants held by Mr. Gerhardt are exercisable at a price of $10.00 per share, the price of our common stock sold in our initial public offering.
(5)	Includes 2,976 shares of common stock underlying stock options.
(6)	Includes 18,749 shares of common stock underlying stock options and 9,821 shares of common stock underlying restricted stock awards.
(7)	Includes 8,735 shares of common stock underlying restricted stock awards. The number of shares currently beneficially owned includes outstanding shares held by Systems, Machines, Automation Components Corporation, which is controlled by Mr. Neff. The calculation of the percentage of shares beneficially owned after our initial public offering also includes 80,049 shares for which common stock warrants held by Systems, Machines, Automation Components Corporation are exercisable at a price of $10.00 per share, the price of our common stock sold in our initial public offering.
(8)	Includes 2,346 shares of common stock underlying stock options and 28,943 shares of common stock underlying restricted stock awards. Includes shares owned by Dr. Royston’s individual retirement account. The calculation of the percentage of shares beneficially owned also includes 2,500 shares for which common stock warrants held by Dr. Royston are exercisable at a price of $10.00 per share, the price of our common stock sold in our initial public offering.
(9)	Includes 2,619 shares of common stock underlying stock options and 25,208 shares of common stock underlying restricted stock awards. Includes shares held by Ms. Wilson’s individual retirement account as well as Wilson Boyles & Co., LLC, a company controlled by Ms. Wilson. The calculation of the percentage of shares beneficially owned also includes 1,250 shares for which common stock warrants held by Ms. Wilson are exercisable at a price of $10.00 per share, the price of our common stock sold in our initial public offering.
(10)	Includes 20,404 shares of common stock underlying stock options and 7,589 shares of common stock underlying restricted stock awards.
(11)	Includes 18,714 shares of common stock underlying stock options and 7,589 shares of common stock underlying restricted stock awards.
(12)	Includes 17,657 shares of common stock underlying stock options and 7,589 shares of common stock underlying restricted stock awards.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to or earned in our last two fiscal years by our principal executive officer and our four most highly compensated executive officers who were serving as executive officers as of December 31, 2013. The persons listed in the following table are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Other Compensation ($)(3)		Total ($)
David F. Hale	2013	319,281	(5)	80,000	108,785	—		508,066
Executive Chairman(4)	2012	342,632	(5)	—	—	—		342,632

Michael W. Nall	2013	66,091	(6)	80,000	452,558	3,574	(7)	602,223
President and Chief Executive Officer	2012	—	(6)	—	—	—		—

William G. Kachioff	2013	227,230	(8)	60,000	82,884	—		370,114
Senior Vice President, Finance and Chief Financial Officer	2012	224,937	(8)	—	—	—		224,937

Lyle J. Arnold, Ph. D.	2013	208,219	(9)	60,000	97,927	—		366,146
Senior Vice President, Research & Development and Chief Scientific Officer	2012	216,627	(9)	—	—	—		216,627

Farideh Z. Bischoff, Ph. D.	2013	169,075	(10)	60,000	90,011	59,126	(11)	378,212
Vice President, Translational Research and Clinical Development	2012	168,091	(10)	—	—	76,337	(11)	244,428

(1)	The “Salary ($)” column includes both salary earned and salary amounts earned but deferred (“deferred salary”) under each named executive officer’s amended and restated Salary Reduction and Contingent Payment Agreement, 8% annual interest (compounded monthly) on such deferred salary amounts, and the net increase/(decrease) in each named executive officer’s accrued vacation balance (“accrued vacation”), in each year ended December 31. For information regarding the amended and restated Salary Reduction and Contingent Payment Agreement arrangements, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Salary Deferrals.”
(2)	The amounts in the “Option Awards ($)” and “Stock Awards ($)” columns reflect the grant date fair values of stock option and RSU awards, respectively, granted during the year. These amounts are determined in accordance with the provisions of FASB ASC Topic 718, rather than an amount paid to or realized by the executive officer. For a description of these stock option and RSU awards, see “Narrative Disclosure to Summary Compensation Table” within this “Executive Compensation” section.
(3)	The “Other Compensation ($)” column includes amounts earned by each named executive officer but not otherwise included in amounts within the “Salary ($),” “Stock Awards ($)” or “Option Awards ($)” columns.
(4)	Mr. Hale was appointed as our Executive Chairman in March 2011. As of and in connection with the closing of our initial public offering on February 10, 2014, Mr. Hale now serves as non-executive Chairman.
(5)	2013 salary amount includes deferred salary of $255,182, interest on deferred salary of $36,417, and accrued vacation of $(4,636). 2012 salary amount includes deferred salary of $276,979, interest on deferred salary of $15,049, and accrued vacation of $17,325.
(6)	Mr. Nall commenced employment on August 26, 2013. 2013 salary amount includes accrued vacation of $3,014.
(7)	2013 other compensation amount includes a $2,383 commuting expenses reimbursement benefit we provided to Mr. Nall plus $1,191 of income taxes we paid for Mr. Nall in respect of such benefit.

(8)	2013 salary amount includes interest on deferred salary of $8,106 and accrued vacation of $4,124. 2012 salary amount includes deferred salary of $94,700, interest on deferred salary of $3,331, and accrued vacation of $6,605.
(9)	2013 salary amount includes interest on deferred salary of $5,130 and accrued vacation of $3,089. 2012 salary amount includes deferred salary of $64,123, interest on deferred salary of $1,252, and accrued vacation of $15,374.
(10)	2013 salary amount includes interest on deferred salary of $5,857. 2012 salary amount includes deferred salary of $68,606, interest on deferred salary of $2,420, and accrued vacation of $2,656.
(11)	2013 and 2012 other compensation amounts include car and telephone allowances to Dr. Bischoff in each year ended December 31. 2013 other compensation amount includes a $35,194 commuting expenses reimbursement benefit we provided to Dr. Bischoff plus $16,852 of income taxes we paid for Dr. Bischoff in respect of such benefit. 2012 other compensation amount includes a $46,832 commuting expenses reimbursement benefit we provided to Dr. Bischoff plus $22,425 of income taxes we paid for Dr. Bischoff in respect of such benefit.

Narrative Disclosure to Summary Compensation Table

David F. Hale

As of March 10, 2011, we entered into an employment agreement, effective retroactive to January 1, 2011 (“Executive Chairman Agreement”), with David F. Hale in connection with his appointment as our Executive Chairman of the Board of Directors. The Executive Chairman Agreement is effective through December 31, 2013. The Executive Chairman Agreement provides Mr. Hale the following: (i) a monthly fee of $25,000 per month for each month before our board of directors appoints a chief executive officer and for each of the 3 months following the appointment of the new chief executive officer, with a reduction to $12,500 per month commencing with the fourth month following the appointment of the new chief executive officer (i.e., commencing with December 2013), subject to normal employee payroll deductions and withholdings; and (ii) stock options under our 2007 Equity Incentive Plan to purchase 10,204 shares of common stock with an exercise price of $4.62, vesting in equal monthly installments over a 4 year period with a 10 year term, with full vesting upon a change of control or initial public offering. In addition, vesting would accelerate upon his termination by us or our shareholders without cause, as defined in the 2007 Equity Incentive Plan, provided that he gives us an effective waiver and release of claims. Also, upon an equity financing such as an initial public offering, Mr. Hale is entitled to receive an additional stock option, on the same terms and conditions except for exercise price, to purchase a number of shares of common stock equal to the excess of (i) 1% of our fully-diluted equity capitalization as of immediately after the financing over (ii) the number of shares subject to the first stock option.

The Executive Chairman Agreement also entitled Mr. Hale to restricted stock units (“RSUs”). Mr. Hale received a time-based RSU award for 428,597 shares of our preferred stock, to fully vest and settle upon a change in control or initial public offering during the period of his continuous service. Mr. Hale would receive a prorated portion of such shares if the change in control or initial public offering occurs within 10 years after January 1, 2011 but after the involuntary termination of his continuous service. The proration would be based upon the number of months he provided continuous service to us divided by 48; but the RSUs would be deemed vested in full upon his involuntary termination without cause, provided that he gives us an effective waiver and release of claims. In connection with the closing of our initial public offering on February 10, 2014, 10,204 shares of common stock vested as settlement of the time-based RSUs and are issuable subsequent to the expiration of the 180 day lock-up period.

The Executive Chairman Agreement also entitled Mr. Hale to a performance-based RSU award, which is divided into three equal tranches, each representing shares of our preferred stock equal to 0.5% of our fully-diluted equity capitalization, and each to fully vest (subject to satisfaction of milestones) and settle upon a change in control or initial public offering occurring within 10 years after January 1, 2011. The tranches were associated with achievement of a specified commercial milestone, a specified funding milestone, and specified leadership milestones. The Executive Chairman Agreement provides that if a change in control or initial public offering occurs during the time of his continuous service but before the performance requirements are achieved, he will be entitled to receive 0.5% of our fully-diluted equity capitalization as of immediately before such event for each of the three tranches. In connection with the closing of our initial public offering on February 10, 2014, 53,662 shares of common stock vested as settlement of the performance-based RSUs and are issuable subsequent to the expiration of the 180 day lock-up period, and was determined by the amount equal to 1.5% of our fully-diluted equity capitalization as of immediately before the closing of our initial public offering.

On August 8, 2013, an RSU award for 14,285 shares of common stock with a grant date fair value of $73,996 was granted to Mr. Hale under our 2013 Equity Incentive Plan. The share amount for the RSU award was determined by dividing the award value by $5.18, which was the estimated fair value of our common stock on the date of grant. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of this award was estimated to be $80,000. The RSU award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013.

On July 31, 2013, an option award exercisable into 25,000 shares of common stock with a grant date fair value of $108,785 was granted to Mr. Hale under our 2013 Equity Incentive Plan. The exercise price of this award of $5.18 per share is equal to the estimated fair value of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $4.35, which is the fair value of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes pricing model. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of common stock was estimated to be $5.60 per share. The assumptions used in the Black-Scholes pricing model include a volatility of 105.0%, a risk free interest rate of 1.38%, a dividend yield of 0.00%, and an expected term of 5.26 years. The option award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013, with a term of 10 years.

Our board of directors asked Mr. Hale to continue to serve as our Executive Chairman of the Board of Directors from January 1, 2014 until the earlier of the completion of our initial public offering or February 14, 2014, at a salary of $12,500 per month. As of and in connection with the closing of our initial public offering on February 10, 2014, Mr. Hale now serves as our non-executive Chairman of the Board of Directors. On February 21, 2014, in accordance with the terms of the Executive Chairman Agreement, and in connection with the closing of our initial public offering on February 10, 2014, Mr. Hale received an additional option award to purchase 53,108 shares of common stock under our 2013 Equity Incentive Plan with an exercise price of $9.11 per share, which is the closing price of our common stock on the NASDAQ on the date of grant. The number of stock options awarded was determined as the excess of (i) 1% of our fully-diluted equity capitalization as of immediately after the initial public offering over (ii) the number of shares subject to the first stock option previously granted to Mr. Hale. The fair value of the option exercisable into our common stock on the date of grant of $337,601 was estimated using a Black-Scholes pricing model. The assumptions used in the Black-Scholes pricing model include a volatility of 90.0%, a risk free interest rate of 1.56%, a dividend yield of 0.00%, and an expected term of 5.00 years. The option award vested fully on the date of grant with a term of 10 years.

Michael W. Nall

We entered into an employment agreement effective as of August 26, 2013 (“CEO Employment Agreement”) with Michael W. Nall in connection with his appointment as our Chief Executive Officer and President. The CEO Employment Agreement provides Mr. Nall the following: (i) a base salary of $200,000 per year, provided that the salary will increase retroactively to $350,000 per year upon completion of an initial public offering or an equity or debt financing of at least $5,000,000; (ii) a target bonus of $100,000 per year; (iii) a special one-time bonus of $100,000 in January 2014 if an initial public offering or an equity or debt financing of at least $5,000,000 has been completed by then; (iv) upon completion of an initial public offering or an equity or debt financing of at least $5,000,000, a housing allowance of $2,000 per month; (v) stock options under our 2013 Equity Incentive Plan to purchase a number of shares of common stock equal to at least 4% of our fully diluted stock outstanding as of August 26, 2013, vesting in equal monthly installments over 4 years beginning August 15, 2013 with a term of 10 years; and (vi) performance-based restricted stock units under our 2013 Equity Incentive Plan for a number of shares of common stock equal to 1% of our common stock following completion of an initial public offering or an equity or debt financing of at least $5,000,000, subject to the establishment of goals and objectives to be agreed with and approved by our board of directors. The CEO Employment Agreement calls for the vesting of such stock options to fully accelerate upon a change in control, and in the event Mr. Nall’s continuous service is terminated by us or our stockholders without cause or Mr. Nall resigns with good reason, for him to receive 1 year of additional vesting of such stock options. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $5,000,000 or more from an equity or debt financing.

The CEO Employment Agreement provides that in the event of termination of Mr. Nall’s employment by us without cause or his resignation for good reason, the vesting of any of his outstanding unvested stock options and RSUs which would have vested over the following 12 months will accelerate (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). Also, in the event of a change of control, the vesting of 50% of any of Mr. Nall’s outstanding unvested stock options and RSUs will accelerate on the date of the change of control and the remaining unvested stock options and RSUs will vest on the earliest of (i) the date of the termination of his employment by us without cause, (ii) the date of his resignation for good reason, or (iii) the first anniversary of the change of control (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). (For example, the foregoing would not apply to the initial stock options grant, which would fully accelerate upon a change in control.)

The CEO Employment Agreement provides that if Mr. Nall has a separation from service as a result of his discharge by us without cause or his resignation with good reason then, provided that he gives us an effective waiver and release of claims, he will be entitled to 12 months’ salary and up to 12 months of COBRA premiums (or substantially equivalent health insurance coverage). However, the CEO Employment Agreement further provides that Mr. Nall will have no entitlement to any severance benefits before our completion of an initial public offering or an equity or debt financing of at least $5,000,000. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $5,000,000 or more from an equity or debt financing.

On August 8, 2013, and effective on his August 26, 2013 employment start date, an RSU award for 14,285 shares of common stock with a grant date fair value of $73,996 was granted to Mr. Nall under our 2013 Equity Incentive Plan. The share amount for the RSU award was determined by dividing the award value by $5.18, which was the estimated fair value of our common stock on the date of grant. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of this award was estimated to be $80,000. The RSU award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013.

On July 31, 2013, option awards exercisable into 100,000 shares of common stock with an aggregate grant date fair value of $452,558 were, effective upon his August 26, 2013 employment start date, granted to Mr. Nall under our 2013 Equity Incentive Plan. The exercise price of these awards of $5.18 per share is equal to the estimated fair value of our common stock on the date of grant. The share amounts for the option awards were determined by dividing the award values by $4.53, which is the fair value of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes pricing model. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of common stock was estimated to be $5.60 per share. The assumptions used in the Black-Scholes pricing model include a volatility of 105.0%, a risk free interest rate of 1.69%, a dividend yield of 0.00%, and an expected term of 6.02 years. The option awards vest in equal monthly installments over 48 months beginning August 1, 2013 with a term of 10 years.

William G. Kachioff

We entered into an employment agreement as of August 1, 2011 (“CFO Employment Agreement”) with William G. Kachioff in connection with his appointment as our Senior Vice-President and Chief Financial Officer. The CFO Employment Agreement provides Mr. Kachioff the following: (i) a base salary of $215,000 per year, provided that the salary will increase to $240,000 per year upon our receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities, excluding the conversion of outstanding indebtedness; (ii) a one-time bonus of $30,000 upon our receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities, excluding the conversion of outstanding indebtedness; (iii) stock options under our 2007 Equity Incentive Plan to purchase 5,952 shares of common stock with an exercise price of $4.62 and a term of 10 years, with 25% of all shares vesting on the 1 year anniversary of the grant and the remainder vesting in equal monthly installments over the following 3 year period; and (iv) an additional option to purchase 1,190 shares of common stock to be issued upon our receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities, excluding the conversion of outstanding indebtedness.

On July 31, 2013, an RSU award for 10,714 shares of common stock with a grant date fair value of $55,499 was granted to Mr. Kachioff under our 2013 Equity Incentive Plan. The share amount for the RSU award was determined by dividing the award value by $5.18, which was the estimated fair value of our common stock on the date of grant. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of this award was estimated to be $60,000. The RSU award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013.

On July 31, 2013, an option award exercisable into 19,047 shares of common stock with a grant date fair value of $82,884 was granted to Mr. Kachioff under our 2013 Equity Incentive Plan. The exercise price of this award of $5.18 per share is equal to the estimated fair value of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $4.35, which is the fair value of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes pricing model. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of common stock was estimated to be $5.60 per share. The assumptions used in the Black-Scholes pricing model include a volatility of 105.0%, a risk free interest rate of 1.38%, a dividend yield of 0.00%, and an expected term of 5.26 years. The option award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013, with a term of 10 years.

The closing of our initial public offering on February 10, 2014 qualified as a receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities under the terms of the CFO Employment Agreement, and the one-time bonus of $30,000 was subsequently increased to $50,000 and paid to Mr. Kachioff, as approved by the compensation committee of our board of directors. On February 21, 2014, in accordance with the terms of the CFO Employment Agreement, and in connection with the closing of our initial public offering on February 10, 2014, Mr. Kachioff received an additional option award to purchase 1,190 shares of common stock under our 2013 Equity Incentive Plan with an exercise price of $9.11 per share, which is the closing price of our common stock on the NASDAQ on the date of grant. The fair value of the option exercisable into our common stock on the date of grant of $8,589 was estimated using a Black-Scholes pricing model. The assumptions used in the Black-Scholes pricing model include a volatility of 100.0%, a risk free interest rate of 1.88%, a dividend yield of 0.00%, and an expected term of 6.02 years. The option award vests in equal monthly installments over 48 months from the date of grant with a term of 10 years.

Lyle J. Arnold

We entered into an employment agreement as of April 30, 2011 (“CSO Employment Agreement”) with Lyle J. Arnold in connection with his appointment as our Senior Vice-President of Research and Development and Chief Scientific Officer. The CSO Employment Agreement provides Dr. Arnold the following: (i) a base salary of $200,000 per year, provided that the salary will increase to $250,000 per year upon our receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities, excluding the conversion of outstanding indebtedness; (ii) stock options under our 2007 Equity Incentive Plan to purchase 5,952 shares of common stock with an exercise price of $4.62 and a term of 10 years, with 25% of all shares vesting on the 1 year anniversary of the grant and the remainder vesting in equal monthly installments over the following 3 year period; and (iii) an additional option to purchase 1,190 shares of common stock when, based upon a good faith determination by our board of directors, a second generation platform for the capture, detection and enumeration of CTCs has been finalized, with the shares vesting in equal monthly installments over the following 1 year period. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities, and Dr. Arnold also received a one-time bonus of $25,000 as approved by our board of directors.

On July 31, 2013, an RSU award for 10,714 shares of common stock with a grant date fair value of $55,499 was granted to Dr. Arnold under our 2013 Equity Incentive Plan. The share amount for the RSU award was determined by dividing the award value by $5.18, which was the estimated fair value of our common stock on the date of grant. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of this award was estimated to be $60,000. The RSU award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013.

On July 31, 2013, an option award exercisable into 22,504 shares of common stock with a grant date fair value of $97,927 was granted to Dr. Arnold under our 2013 Equity Incentive Plan. The exercise price of this award of $5.18 per share is equal to the estimated fair value of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $4.35, which is the fair value of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes pricing model. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of common stock was estimated to be $5.60 per share. The assumptions used in the Black-Scholes pricing model include a volatility of 105.0%, a risk free interest rate of 1.38%, a dividend yield of 0.00%, and an expected term of 5.26 years. The option award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013, with a term of 10 years.

Farideh Z. Bischoff, Ph. D.

We entered into an employment agreement as of March 30, 2007 (“Employment Agreement”) with Farideh Z. Bischoff in connection with her appointment as our Director, and subsequently Vice President, of Translational Research and Clinical Development. The Employment Agreement initially provided Dr. Bischoff a base salary of $150,000 per year, subsequently increased to $163,218 by December 31, 2013, and stock options under our 2007 Equity Incentive Plan to purchase up to 594 shares of common stock with an exercise price of $5.04 and a term of 10 years, vesting in three equal installments of 198 shares upon the achievement of each of the following: (i) first product release; (ii) 3 months of consecutive profitability; and (iii) an equity event. The closing of our initial public offering on February 10, 2014 qualified as such an equity event from the sales of equity securities. Subsequently, Dr. Bischoff’s annual base salary was increased to $200,000, and she also received a one-time bonus of $25,000, as approved by the compensation committee of our board of directors.

On July 31, 2013, an RSU award for 10,714 shares of common stock with a grant date fair value of $55,499 was granted to Dr. Bischoff under our 2013 Equity Incentive Plan. The share amount for the RSU award was determined by dividing the award value by $5.18, which was the estimated fair value of our common stock on the date of grant. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of this award was estimated to be $60,000. The RSU award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013.

On July 31, 2013, an option award exercisable into 20,685 shares of common stock with a grant date fair value of $90,011 was granted to Dr. Bischoff under our 2013 Equity Incentive Plan. The exercise price of this award of $5.18 per share is equal to the estimated fair value of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $4.35, which is the fair value of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes pricing model. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of common stock was estimated to be $5.60 per share. The assumptions used in the Black-Scholes pricing model include a volatility of 105.0%, a risk free interest rate of 1.38%, a dividend yield of 0.00%, and an expected term of 5.26 years. The option award vests 50% upon date of grant and the remaining 50% in equal monthly installments over 24 months beginning August 1, 2013, with a term of 10 years.

Salary Deferrals

Pursuant to written agreements with 10 officers and senior employees, we deferred payment of portions of such individuals’ salaries in 2012. In exchange we agreed to pay 8% per annum interest (compounded monthly) on the deferred amounts and to award them each, based on their election, either 357 common stock options or 357 restricted stock unit awards. Additional deferrals have been made in 2013 only from the salary of David F. Hale and the salary of one other employee. As of December 31, 2013, the deferred salary amount owing to Mr. Hale was $635,352 (inclusive of interest), the deferred salary amount owing to Dr. Arnold was $70,505 (inclusive of interest), the deferred salary amount owing to Dr. Bischoff was $81,530 (inclusive of interest), the deferred salary amount owing to Mr. Kachioff was $112,797 (inclusive of interest), and the aggregate deferred salary amount owing to the 6 other persons was $413,755 (inclusive of interest). All deferred salaries and interest thereon were subsequently paid to the employees using the net proceeds from our initial public offering, as approved by our board of directors.

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information, on an award-by-award basis, concerning unexercised options to purchase common stock and common stock that has not yet vested for each named executive officer and outstanding as of December 31, 2013. These figures have been adjusted to reflect both our November 2011 1-for-3 reverse common stock split and the 1-for-14 reverse common stock split effected on November 1, 2013.

	Grant Date	Option Awards				Restricted Stock Units
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Unvested Securities Underlying (#)(2)		Market Value of Units that are Unvested ($)(3)
David F. Hale	7/31/2013	15,104	9,896	5.18	7/31/2023	—		—
	1/3/2011	—	—	—	—	10,204		51,285
	1/3/2011	—	—	—	—	53,662	(4)	269,705
	7/31/2013	—	—	—	—	5,654		28,417

Michael W. Nall	7/31/2013	8,333	74,582	5.18	7/31/2023	—		—
	7/31/2013	—	17,085	5.18	7/31/2023	—		—
	7/31/2013	—	—	—	—	5,952		29,915

William G. Kachioff	8/1/2011	1,736	1,240	4.62	8/1/2021	—		—
	8/1/2011	1,736	1,240	4.62	8/1/2021	—		—
	7/31/2013	11,507	7,540	5.18	7/31/2023	—		—
	7/31/2013	—	—	—	—	4,241		21,315

Lyle J. Arnold, Ph. D.	4/30/2011	3,844	2,108	4.62	4/30/2021	—		—
	7/31/2013	13,596	8,908	5.18	7/31/2023	—		—
	7/31/2013	—	—	—	—	4,241		21,315

Farideh Z. Bischoff, Ph. D.	7/1/2009	2,526	—	5.04	7/1/2019	—		—
	8/11/2009	99	—	5.04	8/11/2019	—		—
	8/11/2009	99	—	5.04	8/11/2019	—		—
	8/11/2009	198	—	5.04	8/11/2019	—		—
	8/11/2009	—	198	5.04	8/11/2019	—		—
	8/11/2009	—	198	5.04	8/11/2019	—		—
	3/25/2011	818	371	4.62	3/25/2021	—		—
	7/31/2013	12,497	8,188	5.18	7/31/2023	—		—
	7/31/2013	—	—	—	—	4,241		21,315

(1)	The scheduled vesting dates, after December 31, 2013, of these unvested options are as follows:

Mr. Hale: 520 of the unvested option awards granted on July 31, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested.

Mr. Nall: For the first option award granted on July 31, 2013 in the table above, 2,083 of the unvested option awards granted shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested. For the second option award granted on July 31, 2013 in the table above, 405 of the unvested option awards granted shall vest in December 2016, and 2,083 shall vest each month from January 2017 until 100% of the option shares are vested, subject to continuing service.

Mr. Kachioff: For each of the two unvested option awards granted on August 1, 2011 in the table above, 62 of the unvested option shares shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested. 396 of the unvested option awards granted on July 31, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested.

Dr. Arnold: 124 of the unvested option awards granted on April 30, 2011 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested. 468 of the unvested option awards granted on July 31, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested.

Dr. Bischoff: The first unvested option award granted on August 11, 2011 in the table above vested fully upon the closing of our initial public offering on February 10, 2014, and the second unvested option award granted on August 11, 2011 in the table above shall vest fully upon our attaining 3 months of consecutive profitability, each of which are subject to continuing service requirements. 24 of the unvested option awards granted on March 25, 2011 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested. 430 of the unvested option awards granted on July 31, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the option shares are vested.

(2)	The scheduled vesting dates, after December 31, 2013, of these unvested restricted shares are as follows:

Mr. Hale: 297 of the unvested restricted stock units granted on August 8, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the restricted shares are vested.

Mr. Nall: 297 of the unvested restricted stock units granted on August 8, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the restricted shares are vested.

Mr. Kachioff: 223 of the unvested restricted stock units granted on July 31, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the restricted shares are vested.

Dr. Arnold: 223 of the unvested restricted stock units granted on July 31, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the restricted shares are vested.

Dr. Bischoff: 223 of the unvested restricted stock units granted on July 31, 2013 in the table above shall vest each month from January 2014, subject to continuing service, until 100% of the restricted shares are vested.

(3)	The market value is equal to the product of approximately $5.03, which is the estimated fair value of our common stock on December 31, 2013, and the number of unvested RSUs.
(4)	Equals the number of shares of common stock vested as settlement of the performance-based RSUs in connection with the closing of our initial public offering on February 10, 2014. These RSUs are issuable subsequent to the expiration of the 180 day lock-up period, and was determined by the amount equal to 1.5% of our fully-diluted equity capitalization as of immediately before the closing of our initial public offering.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our employment agreement with Mr. Hale provided that his stock option for 10,204 shares of common stock will fully vest in the event of a change in control (or upon the completion of our initial public offering). Because Mr. Hale early-exercised the stock option in November 2011, the same vesting and acceleration provisions now apply to the lapsing of our right to repurchase the exercised shares. The Executive Chairman Agreement also provided that Mr. Hale’s time-based RSU award for 428,597 shares of our preferred stock (equivalent to 10,204 shares of common stock) will fully vest and settle upon a change in control (or upon the completion of our initial public offering) during the period of his continuous service; he would receive a prorated portion of such shares if the change in control or initial public offering occurs within 10 years after January 1, 2011 but after the involuntary termination of his continuous service. The proration would be based upon the number of months he provided continuous service to us divided by 48; but the RSUs would be deemed vested in full upon his termination without cause, provided that he gives us an effective waiver and release of claims. The Executive Chairman Agreement also entitled Mr. Hale to a performance-based RSU award, which is divided into three equal tranches, each representing shares of our preferred stock equal to 0.5% of our fully-diluted equity capitalization, and each to settle upon a change in control (or upon the completion of our initial public offering) occurring within 10 years after January 1, 2011. The tranches were associated with achievement of a specified commercial milestone, a specified funding milestone, and specified leadership milestones. The Executive Chairman Agreement provides that if a change in control (or initial public offering) occurs during the time of his continuous service but before the performance requirements are achieved, he will be entitled to receive 0.5% of our fully-diluted equity capitalization as of immediately before such event for each of the three tranches. Because Mr. Hale’s time-based and performance-based RSUs under the Executive Chairman Agreement both vested upon the closing of our initial public offering on February 10, 2014, Mr. Hale would receive no additional payments thereunder if a change in control occurs after the closing of our initial public offering.

Our employment agreement with Mr. Kachioff provides that if his continuous service is terminated without cause or he resigns with good reason then, provided that he gives us an effective waiver and release of claims, he will be entitled to 6 months’ salary plus up to 6 months of COBRA premiums. However, if he is terminated without cause or he resigns with good reason within 3 months before or 12 months after a change in control, then, provided that he gives us an effective waiver and release of claims, he will be entitled to 12 months’ salary plus up to 12 months of COBRA premiums. Additionally, all of his then-outstanding stock options will fully vest.

Our employment agreement with Dr. Arnold provides that if his continuous service is terminated without cause or he resigns with good reason then, provided that he gives us an effective waiver and release of claims, he will be entitled to 6 months’ salary plus up to 6 months of COBRA premiums. However, if he is terminated without cause or he resigns with good reason within 3 months before or 12 months after a change in control, then, provided that he gives us an effective waiver and release of claims, he will be entitled to 12 months’ salary plus up to 12 months of COBRA premiums. Additionally, all of his then-outstanding stock options will fully vest.

The common stock RSUs granted to five of our non-employee directors under the 2007 Equity Incentive Plan provide for acceleration of vesting in the event of a change in control or the director’s involuntary removal from the board of directors by our shareholders without cause.

A total of 13,095 stock options granted to five of our non-employee directors under the 2007 Equity Incentive Plan were amended in February 2012 to provide for acceleration of vesting in the event of the director’s involuntary removal from the board of directors by our shareholders without cause, provided that the director gives us an effective waiver and release of claims.

In October 2010, 390,000 preferred stock RSUs (equivalent to 9,285 shares of common stock) were granted to Dr. Royston, which vest only upon a change in control or the effectiveness of an underwriting agreement for an initial public offering within 10 years. Since Dr. Royston was still serving on the board at the closing of our initial public offering in February 2014, 9,285 shares of common stock vested then as settlement of the RSU’s and are issuable subsequent to the expiration of the 180 day IPO lock up period.

The vesting of all stock options and RSUs awarded under our 2013 Equity Incentive Plan will accelerate fully in the event that the optionee’s continuous service is terminated without cause, or the optionee resigns for good reason, within 10 days before or 12 months after a change in control. In addition, the vesting of all stock options and RSUs awarded in July and August 2013 to Mr. Hale, Mr. Kachioff, Dr. Arnold and Dr. Bischoff under our 2013 Equity Incentive Plan will, if the optionee’s continuous service persists through the first anniversary of a change in control, accelerate fully upon such first anniversary.

Director Compensation

In December 2010, our board of directors approved a resolution that each year on January 1, each non-employee director (with the exception of Mrs. Reiss and Mr. Neff) shall be automatically granted an annual RSU award under the 2007 Equity Incentive Plan covering a number of shares of common stock equal to 0.25% of our fully diluted outstanding capital stock as of the December 31 immediately preceding the applicable grant date of the RSUs.

The RSU awards due to be granted on January 1, 2013 were not granted. Instead, on July 31, 2013, RSU awards for 8,735 shares of common stock with a grant date fair value of $45,247 were granted to each of Mr. Gerhardt, Mr. Neff and Dr. Royston and an RSU award for 14,285 shares of common stock with a grant date fair value of $73,996 was granted to Ms. Wilson under our 2013 Equity Incentive Plan. The share amounts for the RSU awards were determined by dividing the award value by $5.18, which was the estimated fair value of our common stock on the date of grant. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of the awards granted to each of Mr. Gerhardt, Mr. Neff and Dr. Royston was estimated to be $48,920, and the grant date fair value of the award granted to Ms. Wilson was estimated to be $80,000. The RSU awards vested in equal monthly installments over 5 months beginning August 1, 2013. The shares underlying the 2013 awards will be distributed no later than August 24, 2014.

On July 31, 2013, option awards exercisable into 17,857 shares of common stock with a grant date fair value of $80,814 were granted to each of Dr. Chandler and Mr. Huebner under our 2013 Equity Incentive Plan. The exercise price of these awards of $5.18 per share is equal to the estimated fair value of our common stock on the date of grant. The share amounts for the option awards were determined by dividing the award value by $4.53, which is the fair value of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes pricing model. Subsequent to the date of grant, and for the purposes of recording share-based compensation expense in accordance with FASB ASC Topic 718, the grant date fair value of common stock was estimated to be $5.60 per share. The assumptions used in the Black-Scholes pricing model include a volatility of 105.0%, a risk free interest rate of 1.69%, a dividend yield of 0.00%, and an expected term of 6.02 years. The option awards vest in equal monthly installments over 48 months beginning August 1, 2013 with a term of 10 years.

The following table reflects all compensation awarded to, earned by or paid to the non-employee directors during 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Restricted Stock Awards ($)(2)	Total ($)
Marsha A. Chandler(3)	—	$80,814	—	$80,814
Edward A. Dennis, Ph. D.(4)	—	—	—	—
Bruce E. Gerhardt	—	—	$48,920	$48,920
Bruce A. Huebner(3)	—	$80,814	—	$80,814
Edward Neff	—	—	$48,920	$48,920
Daniel H. Petree(4)	—	—	—	—
Claire K.T. Reiss(4)	—	—	—	—
Ivor Royston, M.D.	—	—	$48,920	$48,920
Daniel H. Petree(4)	—	—	—	—
M. Faye Wilson	—	—	$80,000	$80,000

(1)	During 2013, we did not pay any cash compensation to our non-employee directors.
(2)	The amounts in the “Option Awards ($)” and “Restricted Stock Awards ($)” columns reflect the grant date fair values of stock option and RSU awards, respectively, granted during the year. These amounts are determined in accordance with the provisions of FASB ASC Topic 718, rather than an amount paid to or realized by the director. For a description of these stock option and RSU awards, see the first and second paragraphs of this “Director Compensation” section.
(3)	Dr. Chandler and Mr. Huebner were appointed to our board of directors in July and September 2013, respectively.
(4)	Dr. Dennis and Mr. Petree resigned from our board of directors in January 2013, and Mrs. Reiss resigned from our board of directors in August 2013.

In 2013 our board of directors adopted a resolution that, beginning at the closing of our initial public offering, the previous non-employee directors automatic grant program shall be terminated and, instead, non-employee members of our board of directors shall be eligible to automatically receive annual cash and equity compensation, as follows:

•	Annual Retainer. For service as a director: an annual cash retainer of $15,000.

•	Board Chair. For service as Board Chair: an annual cash retainer of $85,000 (in addition to an annual cash retainer of $15,000 as a director), plus an annual grant of an option to purchase 50,000 shares of common stock.

•	Lead Independent Director. For service as Lead Independent Director: an annual cash retainer of $20,000 (inclusive of the annual cash retainer of $15,000 as a director), plus an annual grant of an option to purchase 20,000 shares of common stock.

•	Audit Committee.

•	For service as Chair of the audit committee: an annual grant of an option to purchase 7,500 shares of common stock.

•	For service as member of the audit committee other than as its Chair: an annual grant of an option to purchase 3,000 shares of common stock.

•	Compensation Committee.

•	For service as Chair of the compensation committee: an annual grant of an option to purchase 5,000 shares of common stock.

•	For service as member of the compensation committee other than as its Chair: an annual grant of an option to purchase 2,000 shares of common stock.

•	Nominating and Corporate Governance Committee.

•	For service as Chair of the nominating and corporate governance committee: an annual grant of an option to purchase 3,000 shares of common stock.

•	For service as member of the nominating and corporate governance committee other than as its Chair: an annual grant of an option to purchase 1,500 shares of common stock.

•	Initial Post-IPO Equity Award. For each non-employee director serving at the time of the closing of our initial public offering: an annual grant of an option to purchase 20,000 shares of common stock.

•	Initial Awards. For each non-employee director who is initially elected or appointed to the board after the closing of our initial public offering an annual grant of an option to purchase 20,000 shares of common stock.

•	Subsequent Awards.

•	For each non-employee director who (i) has been serving on the board for at least 6 months as of the date of any annual meeting of our stockholders and (ii) will continue to serve as a non-employee director immediately following such meeting: an option to purchase 15,000 shares of common stock.

•	For each non-employee director who (i) has been serving as Chair of the board for at least 6 months as of the date of any annual meeting of our stockholders and (ii) will continue to serve as Chair of the board immediately following such meeting: an additional option to purchase 50,000 shares of common stock.

The annual cash retainers shall be earned and paid on a calendar quarterly basis, subject to proration in the case of service during only a portion of a calendar quarter.

The per share exercise price of each option granted under this program shall equal the fair market value of a share of common stock on the date the option is granted. Each such stock option shall vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to continuing in service on the board through each such vesting date; provided, that each Subsequent Award shall vest and/or become exercisable on the first anniversary of the date of grant, subject to continuing in service on the board through such vesting date; and provided further, that all stock options under the program shall vest in full upon the occurrence of a change in control.

The term of each such stock option shall be 10 years from the date the option is granted. Upon a non-employee director’s cessation of service on the board for any reason, his or her stock options granted under this program would, to the extent vested on the date of cessation of service, remain exercisable for 12 months following the cessation of his or her service on the board (or such longer period as the board may determine in its discretion on or after the date of such stock options).

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2013 regarding the shares of our common stock available for grant or granted under stock option plans and other compensation arrangements that (i) were adopted by our stockholders and (ii) were not adopted by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders(1)	467,077	3.67	78,992
Equity compensation plans not approved by security holders(2)	73,151	—	—
Total	540,228	3.17	78,992

(1)	Represents 333,106 shares of common stock that may be issued pursuant to option awards and 133,971 restricted stock units granted, and available for future grant, under the 2007 Equity Incentive Plan and 2013 Equity Incentive Plan. See “Executive Compensation—Employee Stock Plans—2007 Equity Incentive Plan” and “Executive Compensation—Employee Stock Plans—2013 Equity Incentive Plan” for a description of these plans.
(2)	Under individual compensation arrangements, restricted stock units for an estimated aggregate of 73,151 common stock equivalents were outstanding in favor of David F. Hale and Ivor Royston as of December 31, 2013. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table—David F. Hale” and “Executive Compensation—Potential Payments upon Termination or Change-In-Control” for a description of these individual compensation arrangements.

Employee Stock Plans

We have two equity incentive plans: the 2007 Equity Incentive Plan, and the 2013 Equity Incentive Plan. Each plan is described separately below, followed by a description of certain federal income tax consequences with respect to plans of these types.

2007 Equity Incentive Plan

The following is a summary of the material terms of our 2007 Equity Incentive Plan, as amended to date. This description is not complete. For more information, we refer you to the full text of the 2007 Equity Incentive Plan.

The purposes of the 2007 Equity Incentive Plan are: (i) to secure and retain the services of eligible employees, board members, consultants and other advisors to serve our company and its affiliates, (ii) to provide incentives for such persons to exert maximum efforts for the success of our company and its affiliates and (iii) to provide a means by which they can benefit from increases in the value of our common stock.

The 2007 Equity Incentive Plan authorizes the grant of the following types of awards: (i) nonstatutory stock options, or NSOs, (ii) incentive stock options, or ISOs, (iii) restricted stock awards, (iv) restricted stock unit awards, or RSUs, (v) stock appreciation rights, or SARs, (vi) performance stock awards, and (vii) other stock awards. Awards may be granted to employees, directors, consultants and other service providers of our company and its affiliates. However, ISOs may not be granted to non-employees.

We have authorized a total of 178,571 shares of common stock for issuance pursuant to all awards granted under the 2007 Equity Incentive Plan. The number of shares issued or reserved pursuant to the 2007 Equity Incentive Plan (or pursuant to outstanding awards) is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, reverse stock splits, stock dividends and other changes in our common stock. Shares subject to awards that have been terminated, expired unexercised, forfeited, settled in cash or cancelled in accordance with the cancellation and regrant procedures under the 2007 Equity Incentive Plan shall again become available for issuance under the 2007 Equity Incentive Plan. Shares of common stock used to pay the exercise price of awards shall also again become available for issuance under the 2007 Equity Incentive Plan.

However, shares in the following categories may not again be made available for issuance as awards under the 2007 Equity Incentive Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of outstanding awards, (ii) shares of common stock used to pay the exercise price of NSOs or ISOs, and (iii) shares of common stock used to pay withholding taxes related to awards.

As of December 31, 2013, 36,073 shares had been issued under the 2007 Equity Incentive Plan, 65,437 shares underlay outstanding awards, and 77,061 other shares remained available to be subjected to further awards.

Administration. Our board of directors administers the 2007 Equity Incentive Plan, subject to the board’s authority to delegate some or all of such administration to the Compensation Committee.

Performance Criteria. Vesting of any awards granted under the 2007 Equity Incentive Plan may be made subject to the satisfaction of one or more performance goals established by the board of directors, in addition to or instead of time-vesting. The performance goals may vary from participant to participant, group to group, and period to period. Performance goals may be weighted for different factors and measures.

Transferability. Unless otherwise determined by the board of directors, awards granted under the 2007 Equity Incentive Plan are generally not transferable other than by will or by the laws of descent and distribution.

Corporate Transaction. In the event we are acquired in a corporate transaction, as defined in the 2007 Equity Incentive Plan, unless otherwise provided in a written agreement between us and the holder of an outstanding 2007 Equity Incentive Plan award, the award will be assumed by the successor company or a similar award will be substituted by the successor company. If the successor company does not agree to assume or substitute the award, the vesting of the award will accelerate and the award will become exercisable in full.

Effectiveness of the 2007 Equity Incentive Plan; Amendment and Termination. The 2007 Equity Incentive Plan became effective on March 6, 2007. The 2007 Equity Incentive Plan will remain available for the grant of awards until the day before the tenth anniversary of the effective date. The board may amend, alter or discontinue the 2007 Equity Incentive Plan in any respect at any time, subject to certain exceptions, but no amendment may adversely affect the rights of a participant under any awards previously granted, without his or her consent, except that stockholder approval will be needed if required by applicable law.

2013 Equity Incentive Plan

The following is a summary of the material terms of our 2013 Equity Incentive Plan. This description is not complete. For more information, we refer you to the full text of the 2013 Equity Incentive Plan.

The purposes of the 2013 Equity Incentive Plan are: (i) to enable us to attract and retain the types of qualified employees, officers, directors, consultants and other service providers who will contribute to our long range success, (ii) to align the interests of employees, officers, directors, consultants and other service providers with those of our stockholders, and (iii) to promote the success of our business.

The 2013 Equity Incentive Plan authorizes the grant of the following types of awards: NSOs, ISOs, SARs, restricted stock, RSUs, and performance compensation awards. Awards may be granted to employees, officers, non-employee board members, consultants and other service providers of our Company and its affiliates. However, ISOs may be granted only to employees, including officers.

We have authorized a total of 403,571 shares of common stock for issuance pursuant to all awards granted under the 2013 Equity Incentive Plan, subject to an increase of 800,000 shares upon the completion of our initial public offering and subject to additional increases every January 1 beginning January 1, 2015 equal to the lesser of (i) 5% of our outstanding common stock on such January 1, or (ii) a number of shares determined by our board in its discretion for use on such particular January 1. The number of shares issued or reserved pursuant to the 2013 Equity Incentive Plan, or pursuant to outstanding awards, is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, reverse stock splits, stock dividends and other changes in our common stock. Shares subject to awards that have been cancelled, expired unexercised, or forfeited do not count as shares issued under the 2013 Equity Incentive Plan, and therefore shall again to that extent become available for issuance under the 2013 Equity Incentive Plan. However, shares in the following categories may not again be made available for issuance as awards under the 2013 Equity Incentive Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of outstanding NSOs or ISOs, (ii) shares of common stock used to pay the exercise price of NSOs or ISOs, (iii) shares of common stock used to pay withholding taxes related to awards, or (iv) shares of common stock corresponding to the value of stock-designated SARs which are settled in cash.

In no event shall any participant be granted under the 2013 Equity Incentive Plan in any one calendar year (i) NSOs, ISOs or SARs pursuant to which, in the case of NSOs or ISOs, the aggregate number of shares of common stock that may be acquired thereunder, or, in the case of SARs, the aggregate number of shares of common stock covered thereby, exceeds 357,142 shares, or (ii) any other types of awards covering in the aggregate over 35,714 shares of common stock. Also, the maximum number of shares of common stock subject to performance stock awards, other than NSOs, ISOs and SARs, payable to any one participant under the 2013 Equity Incentive Plan in any one performance period is 71,428 shares of common stock or, in the event such performance stock award is paid in cash, the equivalent cash value thereof on the first or last day of the performance period to which such award relates, as determined by the Compensation Committee. The maximum amount that can be paid in any calendar year to any participant pursuant to a performance cash bonus award under the 2013 Equity Incentive Plan shall be $1,000,000. In addition, the maximum number of shares of common stock that may be issued during the life of the 2013 Equity Incentive Plan under ISOs is 392,857 shares. If an award is settled in cash, the number of shares of common stock on which the award is based shall count toward the applicable individual share limit.

As of December 31, 2013, no shares had been issued under the 2013 Equity Incentive Plan, no shares had otherwise become unavailable for issuance, 401,640 shares underlay outstanding awards, and 1,931 other shares remained available to be subjected to further awards.

Administration. The 2013 Equity Incentive Plan is administered by our Compensation Committee. The Compensation Committee has the discretion to determine the individuals to whom awards may be granted under the 2013 Equity Incentive Plan, the number of shares of our common stock subject to each award, the type of award, the manner in which such awards will vest and the other conditions applicable to awards. The Compensation Committee is authorized to interpret the 2013 Equity Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2013 Equity Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2013 Equity Incentive Plan. All decisions, determinations and interpretations by the Compensation Committee, and any rules and regulations under the 2013 Equity Incentive Plan and the terms and conditions of or operation of any award, are final and binding on all participants. Notwithstanding the foregoing, the board of directors also has authority to take action expressly or implicitly in the capacity of the administrator of the 2013 Equity Incentive Plan, and the board also may delegate, to the extent allowed under Delaware law, its authority to one or more of our officers with respect to awards that do not involve covered employees within the meaning of Internal Revenue Code Section 162(m) or “insiders” within the meaning of Section 16 of the Exchange Act.

Stock Options. The Compensation Committee will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. The exercise price per share of each option will not be less than 100% of the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of an ISO granted to a 10% stockholder), which, unless otherwise determined by the Committee, will be deemed to be the closing price of a share of our common stock on its principal exchange on the grant date. ISOs may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as an NSO. A participant may exercise an option by written notice and payment of the exercise price in cash, or in the discretion of the Compensation Committee, in the form of an irrevocable commitment by a broker to pay over the net proceeds from a sale of the shares issuable under an option, the delivery of previously owned shares and/or withholding of shares deliverable upon exercise, net-exercise, or any combination of these methods, or in any other form of legal consideration that may be acceptable to the Compensation Committee. The maximum term of any option granted under the 2013 Equity Incentive Plan is 10 years from the grant date (or 5 years in the case of an ISO granted to a 10% stockholder). The 2013 Equity Incentive Plan does not permit us to reprice any stock option granted under the plan without the approval of our stockholders. The 2013 Equity Incentive Plan authorizes us to, but does not require us to, withhold from participants shares of common stock having a fair market value equal to our withholding obligation with respect to exercised NSOs.

Stock Appreciation Rights. The Compensation Committee may grant SARs independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of each SAR will not be less than 100% of the fair market value of our common stock on the grant date, which, unless otherwise determined by the Committee, will be deemed to be the closing price of a share of our common stock on its principal exchange on the grant date. The price will be subject to adjustment for recapitalization or other changes in our common stock. The maximum term of any SAR granted under the 2013 Equity Incentive Plan will be 10 years from the grant date. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

•	the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Compensation Committee will have the authority to award restricted common stock and/or RSUs under the 2013 Equity Incentive Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to service and/or other restrictions that may result in forfeiture if specified conditions are not satisfied. Unless the Compensation Committee determines otherwise at the time the restricted stock award is granted, holders of restricted stock will have the right to vote the shares. RSUs confer the right to receive shares of our common stock, cash or a combination of shares and cash, at a future date upon or following the attainment of service and/or other conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance-based conditions. The 2013 Equity Incentive Plan authorizes us to, but does not require us to, withhold from participants shares of common stock having a fair market value equal to our withholding obligation with respect to restricted stock and/or settled RSUs.

Performance Compensation Awards. The Compensation Committee may award performance stock awards under the 2013 Equity Incentive Plan. Performance stock awards are awards, denominated in shares of our common stock, cash or a combination thereof, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each stock award.

Performance Criteria. Vesting of awards granted under the 2013 Equity Incentive Plan may be subject to a requirement of continuous service and/or the satisfaction of one or more performance goals established by the Compensation Committee. The performance goals may vary from participant to participant, group to group, and period to period. Performance goals may be weighted for different factors and measures.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the 2013 Equity Incentive Plan will generally not be transferable other than by will or by the laws of descent and distribution.

Change in Control. Unless otherwise provided in an award agreement, in the event of a participant’s termination of continuous service without cause or for good reason, but excluding termination as a result of resignation in the absence of good reason, during the 10 day period before a change in control or during the 12 month period following a change in control, all options and SARs shall become immediately exercisable with respect to 100% of the shares subject to such options or SARs, and/or the restricted period shall expire immediately with respect to 100% of the shares of restricted stock or RSUs as of the date of the participant’s termination of continuous service.

With respect to performance compensation awards, in the event of a change in control, all incomplete performance periods in respect of such award in effect on the date the change in control occurs shall end on the date of such change and the Compensation Committee shall (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable participant partial or full awards with respect to performance goals for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Compensation Committee.

In addition, in the event of an anticipated change in control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel upon or immediately before the change in control any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the value per share of common stock received or to be received or deemed received by our other stockholders in the event. In the case of any option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Compensation Committee may cancel the option or SAR without the payment of consideration therefor.

Effectiveness of the 2013 Equity Incentive Plan; Amendment and Termination. The 2013 Equity Incentive Plan was adopted and approved by our board of directors on July 31, 2013 and approved by our stockholders on August 6, 2013. The 2013 Equity Incentive Plan will remain available for the grant of awards until the tenth anniversary of the effective date. The board may amend, alter or discontinue the 2013 Equity Incentive Plan in any respect at any time, but no amendment may impair the rights of a participant under any awards previously granted, without his or her consent, except that stockholder approval will be needed for any amendment that would increase the maximum number of shares available for awards, other than the increase that occurs every January 1, reduce the exercise price of outstanding options or SARs, or if otherwise required by applicable law or stock market requirements.

Federal Income Tax Consequences

Following is a summary of the federal income tax consequences of option and other awards under the 2007 Equity Incentive Plan and 2013 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2007 Equity Incentive Plan or the 2013 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or award. In addition, the following summary is based upon an analysis of the Code (the Internal Revenue Code of 1986, as amended and as currently in effect), existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options. The Code treats ISOs and NSOs differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2007 Equity Incentive Plan or the 2013 Equity Incentive Plan.

Generally, upon exercise of an NSO, including an option intended to be an ISO but which has not continued to so qualify at the time of exercise, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. In general, if an optionee, in exercising an NSO, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years after the date of grant or within one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.

For ISOs, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the alternative minimum tax will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss, measured by the difference between the sales price of the stock and the exercise price. Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met, an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes such a disposition, he or she will be obligated to notify us.

In general, if an optionee, in exercising an ISO, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years after the date of grant or within one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an ISO could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right. Upon exercise of a stock appreciation right, the holder will recognize ordinary income equal to the fair market value of our common stock at that time.

Treatment of Restricted Stock Awards. Generally, absent an election to be taxed currently under Section 83(b) of the Code, or a Section 83(b) Election, there will be no federal income tax consequences to the recipient upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income equal to the fair market value of our common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares equal to the fair market value, determined without regard to applicable restrictions, of the shares of our common stock at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares, and before the sale of such shares, but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income equal to the fair market value of our common stock that is the subject of the award when the award is made.

The recipient of an RSU will recognize ordinary income as and when the units vest and are issued. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time. The recipient of an RSU will not be permitted to make a Section 83(b) Election with respect to such award.

Treatment of Performance Share Awards. The federal income tax consequences of performance share awards, performance unit awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards.

Tax Withholding. We have the right to deduct or withhold, or require a participant to remit to us, the amount required to satisfy minimum statutory withholding requirements of federal, state and local tax laws and regulations, domestic or foreign, with respect to any taxable event arising as a result of the 2007 Equity Incentive Plan or the 2013 Equity Incentive Plan.

Inapplicability of Code Sections and ERISA. Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 are not applicable to the 2007 Equity Incentive Plan or the 2013 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for named executive officers and directors, we describe below each transaction and series of similar transactions, since January 1, 2013, to which we were a party or will be a party, in which the amount exceeds $120,000 (or, if less, 1% of the average of our total assets amount at December 31, 2013) and in which any related person had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Michael W. Nall

We entered into an employment agreement effective as of August 26, 2013 (“CEO Employment Agreement”) with Michael W. Nall in connection with his appointment as our Chief Executive Officer and President. The CEO Employment Agreement provides Mr. Nall the following: (i) a base salary of $200,000 per year, provided that the salary will increase retroactively to $350,000 per year upon completion of an initial public offering or an equity or debt financing of at least $5,000,000; (ii) a target bonus of $100,000 per year; (iii) a special one-time bonus of $100,000 in January 2014 if an initial public offering or an equity or debt financing of at least $5,000,000 has been completed by then; (iv) upon completion of an initial public offering or an equity or debt financing of at least $5,000,000, a housing allowance of $2,000 per month; (v) stock options under our 2013 Equity Incentive Plan to purchase a number of shares of common stock equal to at least 4% of our fully diluted stock outstanding as of August 26, 2013, vesting in equal monthly installments over 4 years beginning August 15, 2013 with a term of 10 years; and (vi) performance-based restricted stock units under our 2013 Equity Incentive Plan for a number of shares of common stock equal to 1% of our common stock following completion of an initial public offering or an equity or debt financing of at least $5,000,000, subject to the establishment of goals and objectives to be agreed with and approved by our board of directors. The CEO Employment Agreement calls for the vesting of such stock options to fully accelerate upon a change in control, and in the event Mr. Nall’s continuous service is terminated by us or our stockholders without cause or Mr. Nall resigns with good reason, for him to receive 1 year of additional vesting of such stock options. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $5,000,000 or more from an equity or debt financing.

The CEO Employment Agreement provides that in the event of termination of Mr. Nall’s employment by us without cause or his resignation for good reason, the vesting of any of his outstanding unvested stock options and RSUs which would have vested over the following 12 months will accelerate (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). Also, in the event of a change of control, the vesting of 50% of any of Mr. Nall’s outstanding unvested stock options and RSUs will accelerate on the date of the change of control and the remaining unvested stock options and RSUs will vest on the earliest of (i) the date of the termination of his employment by us without cause, (ii) the date of his resignation for good reason, or (iii) the first anniversary of the change of control (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). (For example, the foregoing would not apply to the initial stock options grant, which would fully accelerate upon a change in control.)

The CEO Employment Agreement provides that if Mr. Nall has a separation from service as a result of his discharge by us without cause or his resignation with good reason then, provided that he gives us an effective waiver and release of claims, he will be entitled to 12 months’ salary and up to 12 months of COBRA premiums (or substantially equivalent health insurance coverage). However, the CEO Employment Agreement further provides that Mr. Nall will have no entitlement to any severance benefits before our completion of an initial public offering or an equity or debt financing of at least $5,000,000. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $5,000,000 or more from an equity or debt financing.

Claire K. T. Reiss

From time to time, Claire K. T. Reiss, who is our controlling stockholder and at all times described in this section was also a director of Biocept, individually and through entities affiliated with her has loaned us operating funds through various convertible and non-convertible debt instruments. These entities consist of Reisung Enterprises, Inc., of which Mrs. Reiss is the owner and president, and family trusts of which Mrs. Reiss is the trustee. Mrs. Reiss resigned from the board of directors on August 14, 2013.

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including a family trust affiliated with Mrs. Reiss and Reisung Enterprises, Inc., to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. We borrowed $720,000 under this arrangement from Mrs. Reiss’ family trust in 2012 and $1,785,000 under it from her family trust and Reisung Enterprises, Inc. in 2013. The maturity date of each note is May 31, 2014 and may be extended for two successive 6 month periods. Each note bears interest at 8.0% per annum, payable at maturity. The principal amount of and accrued interest on each note automatically convert into common stock upon the closing of an underwritten initial public offering resulting in at least $8.0 million of gross proceeds to us, at a conversion price equal to the price per share of our common stock sold in our initial public offering. The number of shares underlying the associated common stock warrants is determined by dividing the warrant coverage amount, which is 50% of the loan principal, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. As of

December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Mrs. Reiss and entities affiliated with her under this arrangement was $2,682,328. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $2,704,839 converted at $10.00 per share into a total of 270,484 shares of common stock, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 125,250 shares of common stock. The warrants are exercisable for a 5 year period beginning on the closing of our initial public offering. In July 2013, we and one of Mrs. Reiss’ family trusts amended a $1.4 million promissory note which we had issued to the trust in 2008 to provide that the entire principal amount of and accrued interest on such note would automatically convert, upon the closing of an initial public offering, into shares of our common stock at a price per share equal to the offering price per share to the public in such offering. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding on such note was $1,628,871. In connection with the closing of our initial public offering on February 10, 2014, the $1,633,982 aggregate amount outstanding related to this arrangement converted at $10.00 per share into a total of 163,399 shares of common stock.

As compensation for guaranteeing our July 2013 revolving line of credit from UBS Bank USA, which had an initial credit availability of $1.5 million with two other guarantors and now approximately $2.6 million with four other guarantors, a family trust affiliated with Mrs. Reiss received common stock warrants from us. The number of shares underlying the common stock warrants is determined by dividing the warrant coverage amount, which is 50% of the fair market value of the collateral provided by the family trust to secure the trust’s guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by the family trust under this arrangement was $1,176,042, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 58,802 shares of common stock. The warrants are exercisable for a 2 year period beginning on the closing of our initial public offering.

Edward Neff

Edward Neff, a member of our board of directors, is the chief executive officer and owner of Systems, Machines, Automation Components Corporation (SMAC), a company which has loaned us operating funds under convertible debt arrangements and provided financing for certain fixed asset purchases.

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including SMAC, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $25,000 from SMAC under this arrangement in 2012 and an additional $925,000 in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from SMAC under this arrangement was $997,393. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $1,081,401 converted at $10.00 per share into a total of 108,140 shares of common stock, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 51,249 shares of common stock. The warrants are exercisable for a 5 year period beginning on the closing of our initial offering.

As compensation for guaranteeing our July 2013 revolving line of credit from UBS Bank USA, which had an initial credit availability of $1.5 million with two other guarantors and now approximately $2.6 million with four other guarantors, SMAC received common stock warrants from us. The number of shares underlying the common stock warrants is determined by dividing the warrant coverage amount, which is 50% of the fair market value of the collateral provided by SMAC to secure its guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by SMAC under this arrangement was $576,000, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 28,800 shares of common stock. The warrants are exercisable for a 2 year period beginning on the closing of our initial public offering.

David F. Hale

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including Hale BioPharma Ventures LLC, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $443,500 under this arrangement from Hale BioPharma Ventures LLC in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Hale BioPharma Ventures LLC under this arrangement was $467,822. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $471,807 converted at $10.00 per share into a total of 47,180 shares of common stock, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 22,175 shares of common stock. The warrants are exercisable for a 5 year period beginning on the closing of our initial public offering.

As compensation for guaranteeing our July 2013 revolving line of credit from UBS Bank USA, which had an initial credit availability of $1.5 million with two other guarantors and now approximately $2.6 million with four other guarantors, Hale BioPharma Ventures LLC received common stock warrants from us. The number of shares underlying the common stock warrants is determined by dividing the warrant coverage amount, which is 50% of the fair market value of the collateral provided by Hale BioPharma Ventures LLC to secure its guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by Hale BioPharma Ventures LLC under this arrangement was $726,034, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 36,301 shares of common stock. The warrants are exercisable for a 2 year period beginning on the closing of our initial public offering.

M. Faye Wilson

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including Ms. Wilson, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $25,000 under this arrangement from Ms. Wilson in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Ms. Wilson under this arrangement was $26,271. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $26,496 converted at $10.00 per share into a total of 2,649 shares of common stock, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 1,250 shares of common stock. The warrants are exercisable for a 5 year period beginning on the closing of our initial public offering.

Bruce E. Gerhardt

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including Mr. Gerhardt, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $10,000 under this arrangement from Mr. Gerhardt in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Mr. Gerhardt under this arrangement was $10,458. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $10,548 converted at $10.00 per share into a total of 1,054 shares of common stock, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 500 shares of common stock. The warrants are exercisable for a 5 year period beginning on the closing of our initial public offering.

Subsequent to December 31, 2013, as compensation for guaranteeing our July 2013 revolving line of credit from UBS Bank USA, which had an initial credit availability of $1.5 million with a total of three guarantors and now approximately $2.6 million with four other guarantors, Mr. Gerhardt received common stock warrants from us. The number of shares underlying the common stock warrants is determined by dividing the warrant coverage amount, which is 50% of the fair market value of the collateral provided by Mr. Gerhardt to secure his guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by Mr. Gerhardt under this arrangement was $50,000, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 2,500 shares of common stock. The warrants are exercisable for a 2 year period beginning on the closing of our initial public offering.

Ivor Royston, M.D.

Subsequent to December 31, 2013, as compensation for guaranteeing our July 2013 revolving line of credit from UBS Bank USA, which had an initial credit availability of $1.5 million with a total of three guarantors and now approximately $2.6 million with four other guarantors, Dr. Royston received common stock warrants from us. The number of shares underlying the common stock warrants is determined by dividing the warrant coverage amount, which is 50% of the fair market value of the collateral provided by Dr. Royston to secure his guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by Dr. Royston under this arrangement was $50,000, and the exercise price of the associated warrants was fixed at $10.00 per share for an aggregate of 2,500 shares of common stock. The warrants are exercisable for a 2 year period beginning on the closing of our initial public offering.

Goodman Co. Ltd.

In June 2013, Goodman Co. Ltd., a beneficial owner of more than 5% of our common stock as of December 31, 2013, converted the entire principal amount of $1,935,000 and accrued interest of approximately $105,000 due on a secured promissory note held by it into 3,777,324 shares of Series A preferred stock. In connection with this conversion, we issued to Goodman Co. Ltd. a warrant to purchase 23,809 shares of common stock at an exercise price equal at the price per share of our common stock sold in our initial public offering. The warrants are exercisable for a 2 year period beginning on the closing of our initial public offering.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers. In addition, our predecessor company Biocept, Inc., a California corporation, entered into indemnification agreements with certain of our current directors and executive officers and certain prior directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under California law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Policies and Procedures for Related Party Transactions

We adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, collectively, related parties, are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000, and in which such related party would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related person’s interest in the transaction.

Equity Awards

We have granted stock options to our executive officers and directors. For additional information, see “Executive Compensation—Outstanding Equity Awards.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2013, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than January 12, 2014, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the 2015 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than the close of business on February 12, 2015 and no later than the close of business on March 13, 2015 provided, however, that in the event the annual meeting for 2015 is called for a date that is not within 30 days before or after June 12, 2015, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2013 will be mailed to stockholders ore record with this Proxy Statement on or about May 12, 2014. Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting an Annual Report as a stockholder of the Company at such date. Requests should be directed in writing to Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Bill Kachioff, or by telephone to (858) 320-8200.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement and annual report.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other agent. You may also obtain a separate proxy statement or annual report without charge by contacting us at Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Bill Kachioff; or by telephone to (858) 320-8200. We will promptly send additional copies of the proxy statement or annual report.

Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

Michael W. Nall

President and Chief Executive Officer

San Diego, California

April 29, 2014

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Biocept, Inc.	2014 Annual Meeting of Stockholders

Thursday, June 12, 2014,
10:00 A.M. local time

This Proxy is Solicited On Behalf Of the Board of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

1.	Election of Class I Directors:	3.	To transact such other business as may properly come before the meeting.

(1) Bruce E. Gerhardt	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
(2) Edward Neff Jr.
	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

Signature	Signature, if held jointly	Date	, 2014.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held June 12, 2014

The proxy statement and our 2013 Annual Report on Securities and

Exchange Commission Form 10-K are enclosed

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, California 92121

The undersigned hereby appoints MICHAEL W. NALL and WILLIAM G. KACHIOFF, and each of them, as proxies, with the full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Biocept, Inc. (the “Company”) on Thursday, June 12, 2014, at 10:00 A.M. at the Company’s offices as indicated above, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)